As filed with the Securities and Exchange Commission on March 15, 2000
                                                    1940 Act File No. 811-07359
-------------------------------------------------------------------------------




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-2

       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]


                               Amendment No. 2                         [X]


                        (Check appropriate box or boxes)





                         LEND LEASE HYPERION HIGH-YIELD
                                 CMBS FUND, INC.
               (Exact Name of Registrant as Specified in Charter)




                c/o Lend Lease Hyperion Capital Advisors, L.L.C.
                One Liberty Plaza, New York, New York 10006-1404
       ------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)
       Registrant's Telephone Number, including Area Code: (212) 549-8400







                                 Clifford E. Lai
                  Lend Lease Hyperion Capital Advisors, L.L.C.
                                One Liberty Plaza
                          New York, New York 10006-1404
                  --------------------------------------------
                     (Name and Address of Agent for Service)



                   Copy to:         MICHAEL R. ROSELLA, Esq.
                                    Battle Fowler LLP
                                    75 East 55th Street
                                    New York, New York  10022


928132.6

PRIVATE PLACEMENT MEMORANDUM                NAME OF OFFEREE ___________________
March 15, 2000


                                20,000,000 Shares

                         LEND LEASE HYPERION HIGH-YIELD
                                 CMBS FUND, INC.

                                  Common Stock
 ------------------------------------------------------------------------------
                                                         -

         Lend Lease Hyperion High-Yield CMBS Fund, Inc. (the "Fund") is a non-diversified closed-end management investment company whose investment objective is to provide high total return by investing in securities backed by real estate debt. The Fund will seek to achieve its objective by investing, under normal circumstances, at least 65% of its assets in below investment grade commercial mortgage-backed securities ("CMBS"). Investments in below investment grade securities are considered to be speculative and may be subject to special risks. Such special risks include greater risk of loss of principal and potential for non-payment of interest when compared with most other types of investments. The loss of the money invested is a risk of the Fund. There is no assurance that the Fund will achieve its investment objective. The Fund expects to distribute in cash all of its net assets on or before December 31, 2001, and immediately thereafter to terminate, provided that the duration of the Fund may be extended for successive one-year periods provided that each continuance is specifically approved in advance by the holders of more than 75% of the outstanding shares of the Fund's Common Stock. Notwithstanding the foregoing, the Fund may be liquidated at any time subject to the unanimous consent of the shareholders. Investors should carefully assess the risks associated with an investment in the Fund including the risk that the Fund may acquire rights of equity in real estate through its holdings. The management and disposition of these equity interests may pose additional risks to the principal investments of the Fund. Investment in the Fund involves risk and is suitable only for qualified investors of substantial financial resources who have no need for liquidity in their investment and who can bear the risk of losing their investment. See "Private Placement Memorandum Summary" and "The Fund and its Objective, Policies, and Risks."

         Lend Lease Hyperion Capital Advisors, L.L.C. is the Fund's investment adviser (the "Adviser"). The Adviser is a registered investment adviser. The Fund's administrator is Hyperion Capital Management, Inc. (the "Administrator"). The address of the Adviser, the Fund and the Administrator is One Liberty Plaza, New York, New York 10006 and its telephone number is (212) 549-8400.


         The minimum purchase in the offering is $1 million (100,000 shares)(except for purchases by the Adviser and its affiliates). The minimum offering size of the Fund is $40 million and the maximum offering size is $200 million. The shares of the Fund will be offered and sold primarily through Lend Lease Capital Markets, Inc. Lend Lease Capital Markets, Inc.'s address and telephone number are 3424 Peachtree Road., N.E., Suite 800, Atlanta, Georgia 30326, and (404)848-8600, respectively. The Fund may also offer and sell its shares through other broker- dealers that are members of the National Association of Securities Dealers, Inc. No fees or commissions will be paid for selling Fund shares.





                                         Price to                       Sales                       Proceeds to
                                        Investors                        Load                         Fund(1)
Per Share....................             $10.00                         $ 0                          $10.00
Total Minimum
(4,000,000 shares)...........          $40,000,000                        $0                      $40,000,000.00
Total Maximum                        $200,000,000.00                     $ 0                      $200,000,000.00
(20,000,000 shares)..........



(1)      Before deducting offering expenses payable by the Fund estimated at $85,000.  These expenses will be charged as expenses against the assets of the Fund.  See "Use of Proceeds."




         The Private Placement Memorandum sets forth concisely information about the Fund that a prospective investor ought to know before investing. Investors are advised to read this Private Placement Memorandum carefully and retain it for future reference. A Statement of Additional Information dated March 15, 2000 ("SAI") about the Fund has been filed with the Securities and Exchange Commission and is available, without charge, upon writing or calling the Fund at the above location. The SAI has been incorporated by reference into this Private Placement Memorandum.


THIS PRIVATE PLACEMENT MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR
SOLICITATION BY OR TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THIS PRIVATE PLACEMENT MEMORANDUM CONSTITUTES AN OFFER ONLY TO NAMED, QUALIFIED OFFEREES.

274828.26

Table of Contents                                                     Page

Private Placement Memorandum Summary.....................................4
Fund Termination.........................................................6
Risk Considerations......................................................6
Summary of the Fund's Expenses...........................................9
Use of Proceeds.........................................................10
The Fund and its Objective, Policies and Risks..........................10
Management of the Fund..................................................24
Dividends and Distributions.............................................27
Reinvestment of Dividends...............................................27
Determination of Net Asset Value........................................27
Capital Stock of the Fund...............................................28
Taxes    ...............................................................30
Validity of Shares......................................................33
Experts  ...............................................................33
Reports to Shareholders.................................................34
Further Information.....................................................34
Description of Ratings......................................... Appendix A

                                   -----------


THE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), IN RELIANCE UPON THE EXEMPTION PROVIDED BY
SECTION 4(2) OF THE ACT AND REGULATION D THEREUNDER. THE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS IN RELIANCE UPON VARIOUS EXEMPTIONS PROVIDED BY THOSE LAWS. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY REGULATORY AUTHORITY NOR HAS ANY REGULATORY AUTHORITY PASSED ON THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS PRIVATE PLACEMENT MEMORANDUM. THE SHARES ARE BEING OFFERED TO A LIMITED NUMBER OF QUALIFIED PERSONS WHO WILL PURCHASE THE SHARES FOR THEIR OWN ACCOUNTS, PRIMARILY "ACCREDITED INVESTORS" PURSUANT TO REGULATION D OF THE 1933 ACT, AND OTHER
SIMILARLY QUALIFIED INVESTORS. THE SHARES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT AND THE SECURITIES LAWS OF THE STATES IN WHICH THE SHARES ARE SOLD PURSUANT TO REGISTRATION UNDER THE 1933 ACT OR SUCH LAWS OR EXEMPTIONS THEREFROM. NO PUBLIC MARKET FOR THE SHARES NOW EXISTS OR IS ANTICIPATED TO DEVELOP. AN INVESTMENT IN THE SHARES IS NOT SUITABLE FOR ANY PERSON REQUIRING INVESTMENT LIQUIDITY.

                                   -----------


                          FOR RESIDENTS OF ALL STATES:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE LEND LEASE HYPERION HIGH-YIELD CMBS FUND, INC. AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SHARES OFFERED HEREBY
HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OFFERED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                                   -----------

274828.26

FOR FLORIDA RESIDENTS:

THE SHARES OFFERED HEREBY WILL BE SOLD TO, AND ACQUIRED BY, THE PURCHASER IN A TRANSACTION EXEMPT UNDER SECTION 517.061(11) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT. THAT SECTION PROVIDES THAT WHEN SALES ARE MADE TO FIVE OR MORE PERSONS, ANY SALE MADE PURSUANT TO SUCH SECTION IS VOIDABLE AT THE OPTION OF THE PURCHASER WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.



274828.26

                      PRIVATE PLACEMENT MEMORANDUM SUMMARY

         The following summary is qualified in its entirety by reference to the more detailed information included elsewhere in this Private Placement Memorandum. Investors should carefully consider the information set forth under the heading "Risk Considerations" in this Private Placement Memorandum Summary.

The Fund                            Lend Lease Hyperion High-Yield CMBS Fund, Inc. (the "Fund") is a non-
                                    diversified closed-end management investment company.  The Fund expects to distribute in cash all of its net assets on or before December 31, 2001, and immediately thereafter to terminate, provided that the duration of the Fund may be extended for successive one-year periods provided that each continuance is specifically approved in advance by the holders of more than
                                    75% of the outstanding shares of the Fund's Common Stock.
                                    Notwithstanding the foregoing, the Fund may be liquidated at any time upon the unanimous consent of the shareholders.  See "The Fund and its Objective,
                                    Policies and Risks."


The Offering                        The Fund is initially offering a minimum of 4,000,000 shares (gross proceeds of $40,000,000) and a maximum of 20 million shares (gross proceeds of
                                    $200,000,000) of common stock ("Common Stock" or "Shares") during a 90-
                                    day initial offering period ("Initial Offering Period").  Investors may subscribe to purchase Shares of the Fund during the Initial Offering Period by completing the Subscription Agreement and the Investor Qualification
                                    Statement.  Payment for Shares being subscribed for will be made in accordance with the instructions set forth in the Subscription Agreement and the Trade Payment Authorization form.  Shares may be purchased at an offering price of $10.00 per share on the first day of the Initial Offering
                                    Period and at the then current net asset value for the remainder of the Initial
                                    Offering Period.  The Fund may offer additional Shares at the then current net asset value subsequent to the close of the initial offering period subject to the prior approval of the holders of more than 75% of the outstanding shares of the Fund's Common Stock.  See "Dividends and Distribution" and "Capital
                                    Stock of the Fund."


Investment Objective
and Policies                        The Fund's investment objective is to provide high total return by investing in securities backed by real estate debt.  No assurance can be given that the
                                    Fund's objective will be achieved.  See "Investment Objective."

                                    The Fund  will  seek to  achieve  its  objective  by  investing,  under  normal circumstances,  primarily in below investment grade commercial mortgage- backed securities  which  represent  interests in or are secured by mortgage  loans on commercial real property,  such as industrial and warehouse properties,  office buildings,  retail space and shopping malls, single and multifamily  properties and cooperative  apartments,  hotels and motels,  nursing homes,  hospitals and senior  living  centers,  mobile home  parks,  manufactured  home  communities,
                                    theaters,   self-storage   facilities,   restaurants  and  convenience   stores
                                    ("Commercial  Mortgage-Backed  Securities"  or  "CMBS").  Under  normal  market conditions,  at  least  65% of the  Fund's  assets  will be  invested  in below investment grade CMBS. The Fund's portfolio is expected to consist

274828.26

                                      -4-




                                    primarily of securities with stated maturities of 2-20 years.  See
                                    "Commercial Mortgage-Backed Securities."

                                    The Fund may  also  invest  in other  mortgage-related  securities  or  assets, including  commercial mortgage loans ("Commercial  Mortgage Loans"),  mezzanine capital in real estate financed transactions  ("Mezzanine  Capital"),  and debt securities of real estate investment  trusts  ("REITs"),  as well as securities issued by the U.S. Treasury. The Fund may also invest in Fannie Mae Multifamily
                                    MBS/DUS  (Delegated  Underwriting  and Servicing  Mortgage-Backed  Securities).
                                    Additionally, the Fund reserves the right to invest without limitation in money market instruments for temporary defensive purposes.

Investment Adviser                  Lend Lease Hyperion Capital Advisors, L.L.C. (the "Adviser") will act as the
                                    Fund's investment adviser.  The Fund will pay the Adviser a monthly fee at an annual rate of .50% of the average weekly net asset value of the Fund.
                                    See "Management of the Fund."

Administrator                       Hyperion Capital Management, Inc. will act as the Fund's administrator (the
                                    "Administrator").  The Fund will pay the Administrator a monthly fee at an annual rate of .15% of the average weekly net assets of the Fund.  Investors
                                    Capital Services, Inc. will act as sub-administrator of the Fund and will be paid by the Administrator.  See "Management of the Fund."

Distributions                       The Fund intends to distribute quarterly all or substantially all of its net investment income to holders of the Fund's Common Stock.  It is expected that the initial dividend on shares of the Fund's Common Stock will be declared to holders of the Fund's Common Stock on the 1st day of the fiscal quarter which follows the first fiscal quarter in which an investor (other than the Adviser or an affiliate of the Adviser) becomes a holder of the Fund's
                                    Common Stock.  The initial dividend will then be paid on the 15th day of such quarter.  Thereafter, holders of the Fund's Common Stock on the 1st day of a fiscal quarter of the Fund will become entitled to distributions made on the 15th day of each fiscal quarter.  See "Taxes."


Estimated Expenses                  The Fund's annual operating expenses, including advisory and administrative fees and other expenses (excluding interest expenses), are estimated to be approximately .75% in its first full year of operations.  Annual operating expenses (excluding any extraordinary items) in excess of .75% of the Fund's average daily net assets for any year will be paid by the Adviser.  Estimated offering expenses of $85,000 will be charged to capital upon completion of the offering of the common stock.  See "Summary of the Fund's Expenses"
                                    and "Management of the Fund."


Repurchase of Shares                Beginning eighteen months after this offering, the Board of Directors of the
                                    Fund may, in its sole discretion and from time to time, consider share repurchases pursuant to rules of the Securities and Exchange Commission which permit discretionary tender offers and repurchase offers. There can be no assurance that the Fund will in fact redeem any of its Shares.  See
                                    "Discretionary Tender Offers and Repurchase Offers".

274828.26

                                      -5-


Listing The Shares will not be listed on a stock exchange. It is not anticipated that a market for the Shares will develop.


Fund Termination                    The Fund expects to distribute in cash all of its net assets on or prior to
                                    December 31, 2001, and immediately thereafter to terminate, provided that the duration of the Fund may be extended for successive one-year periods provided that each continuance is specifically approved in advance by the holders of more than 75% of the outstanding shares of the Fund's Common
                                    Stock.  In the event either Clifford E. Lai or Thomas H. Mattinson ceases his affiliation with the Adviser, the Fund will terminate immediately thereafter, unless the duration of the Fund is otherwise extended by the approval of more than 75% of the outstanding shares of the Fund's Common Stock.
                                    Notwithstanding the foregoing, the Fund may be liquidated at any time upon the unanimous consent of the shareholders.  No fee will be imposed in connection with the Fund's termination and liquidation.

Risk Considerations                 Investment in the Fund involves special considerations, as the Fund is a closed-end investment company which invests principally in below investment grade CMBS.  The Fund is intended to be for investors who seek a long-term investment.  Since the formation of the Fund on September 12, 1995, the
                                    Adviser has been the sole shareholder of the Fund.  The Fund has invested the initial contribution of the Adviser in short-term debt instruments.  The Fund has no other history of operations.  No trading market exists or is expected to exist for the Shares.  A loss of some or all of your investment is a risk of investing in the Fund.  A summary of the principal risks of investing in the
                                    Fund follows.


                                    Non-diversification.  An  investment  in  the  Fund's  Common  Stock  cannot  be
                                    considered  a  complete  investment  program.   Because  the  Fund's  investment
                                    portfolio  will be  non-diversified,  the shares may be subject to greater  risk
                                    than  the  shares  of  a  closed-end   investment  company  whose  portfolio  is
                                    diversified.

                                    Commercial  Mortgage-Backed  Securities. The Fund will invest primarily in below investment  grade CMBS.  Investors  should  consider the risks  associated  with investing in CMBS and other  mortgage-related  securities  which may involve the risks of delinquent  payments of interest and principal,  early  prepayments and potential unrecoverable principal loss from the sale of foreclosed property. The below investment  grade quality of the CMBS also present  additional risks which are discussed below.  Additionally,  by investing in Commercial  Mortgage Loans, the Fund may acquire rights of equity in real estate  through its holdings.  See
                                    "Taxes" for a discussion of the federal tax  implications of such holdings.  The management and disposition of these equity  interests may pose additional  risks to the principal investments of the Fund. See "Risk Considerations."

                                    Investing in Lower Credit Quality  Securities.  Investors  should recognize that below investment-grade and unrated CMBS and other mortgage-related securities in which the Fund will invest have speculative characteristics. The prices of lower credit quality securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to


274828.26

                                      -6-


                                    adverse economic downturns or individual issuer  developments.  A projection of an economic  downturn or of a period of rising  interest  rates,  for  example, could cause a decline in the price of lower credit quality  securities  because the advent of a recession  could  lessen the  ability of obligors of  mortgages underlying such  investments to make principal and interest  payments.  In such event,  existing  credit  supports  may be  insufficient  to  protect  loss  of principal.

                                    Illiquid  Securities.  The Fund may invest in securities  such as CMBS that may lack an  established  secondary  trading  market  or are  otherwise  considered illiquid.  Liquidity of a security  refers to the ability to easily  dispose of securities and the price to be obtained, and does not necessarily relate to the credit risk or likelihood of receipt of cash at maturity.  Illiquid  securities may trade at a discount from comparable, more liquid investments.  The CMBS and other mortgage-related securities which the Fund intends to acquire may be less marketable or in some instances illiquid because of the absence of registration under the federal securities laws, contractual restrictions on transfer and the small size of the issue (relative to the issues of comparable interests). There is no limit on the  percentage  of the Fund's  assets  that may be  invested in illiquid securities. See "Risk Considerations."

                                    Borrowing.  The Fund may borrow from banks or through repurchase  agreements in amounts up to one-third  of total assets and pledge some assets as  collateral.
                                    The Fund will pay  interest on borrowed  money and may incur other  transaction costs.  These expenses can exceed the income  received or capital  appreciation realized  by the Fund  from  any  securities  purchased  with  borrowed  money.
                                    Further,  the Fund may invest in  securities  with  borrowed  money  which lose value, thereby increasing the amount of loss incurred by an investor.  In times of volatile  markets,  a sudden drop in the value of the assets of the Fund may cause the Fund to violate  agreed upon credit  maintenance  ratios.  This could result in a default under such loan agreements  causing an early call of a loan and/or the payment of penalties to the lender; thereby causing a loss of income and/or principal to investors in the Fund.

                                    Other  Investment  Management  Techniques.  The  Fund  may  use  various  other investment  management  techniques  that also  involve  special  considerations including engaging in hedging  transactions (when available and cost efficient)
                                    used to affect the Fund's  average  duration of  securities in which it invests and  entering  into  repurchase  agreements.  For further  discussion  of these practices  and the  associated  risks  and  special  considerations,  see "Risk
                                    Considerations."

                                    Market Value of Assets.  The market values of the Fund's assets will  generally fluctuate inversely with changes in prevailing interest rates and directly with the perceived credit quality of such assets.  To the extent the various hedging techniques and active portfolio  management  employed by the Fund do not offset these changes,  the net asset value of the Fund's Shares will also fluctuate in relation to these changes.  The various investment  techniques  employed by the
                                    Fund and the different characteristics of particular securities in which the Fund may invest make it difficult to predict  precisely the impact of  interest  rate and credit  quality  changes  on the net asset  value of the
                                    Shares. Market value

274828.26
                                      -7-


                                    may also be impaired  by actual  principal  losses  resulting  from  collateral foreclosures and sales.


274828.26

--------------------------------------------------------------------------------

                         SUMMARY OF THE FUND'S EXPENSES

--------------------------------------------------------------------------------

         The expense summary below was developed to help you make your investment decisions. You should consider this expense information along with other important information in this Private Placement Memorandum, including the Fund's investment objective.

         Estimated Annual Fund Expenses
           (as a percentage of average daily net assets)

         Investment Advisory Fees............................       .50%

         Other Expenses......................................       .25%
              (including Administration Fees. . . . . . . . ..15%)

                                                                    =====
         Total Annual Fund Operating Expenses................       .75%


         Example:

         A shareholder would pay the following expenses on a 10,000 investment in the Fund, assuming a 5% annual return:

              1 Year           3 Years           5 Years           10 Years

              $102             $318              $552              $1,225

--------------------------------------------------------------------------------
         The purpose of the expense table provided above is to assist investors in understanding the various costs and expenses that an investor in the Fund would bear directly or indirectly. The expenses reflected above are estimates of the expenses the Fund will incur. For a further discussion of these fees, see "Management of the Fund."

         If the Fund incurs actual total operating expenses (excluding extraordinary items) in excess of .75% of the Fund's average daily net assets in any year, such excess will be paid by the Adviser and will not be charged to the Fund or its shareholders.


274828.26

--------------------------------------------------------------------------------

                                 USE OF PROCEEDS

--------------------------------------------------------------------------------

         The net proceeds of this offering, after deduction of the current offering expenses (estimated to be $85,000), will be invested in accordance with the policies set forth under "Investment Policies." A portion of the offering expenses of the Fund has been advanced by the Adviser and may be repaid by the Fund upon closing of this offering.

         The Fund estimates that the net proceeds of this offering will be fully invested in accordance with the Fund's investment objective and policies within one year of the initial offering. Pending such investment, the proceeds may be invested in U.S. Government securities or short-term investment grade debt obligations or money market instruments. See "Investment Policies."


--------------------------------------------------------------------------------

                 THE FUND AND ITS OBJECTIVE, POLICIES AND RISKS

--------------------------------------------------------------------------------

                                    The Fund


         The Fund is a closed-end, non-diversified management investment company that was incorporated on September 12, 1995 under the laws of the State of Maryland. On September 12, 1995, the Adviser contributed $100,000, which since that time has been invested in short-term debt instruments. In addition, on or before March 15, 2000, Lend Lease Real Estate Investments, Inc. ("Lend Lease Real Estate") will purchase at least $720,000 of the Fund's Shares, and Hyperion Capital Management, Inc. will purchase at least $100,000 of the Fund's Shares. The Fund has had no other investment activity since its inception. The Fund intends to allocate the net proceeds of the offering in accordance with the investment objective and policies as described below. The investment adviser believes that the Fund will fully invest the proceeds of the offering within one year depending on market conditions. The Fund expects to distribute in cash all of its net assets on or before December 31, 2001, and immediately thereafter to terminate, provided that the duration of the Fund may be extended for successive one-year periods provided that each continuance is specifically approved in advance by the holders of more than 75% of the outstanding shares of the Fund's Common Stock. In the event either Clifford E. Lai or Thomas H. Mattinson ceases his affiliation with the Adviser, the Fund will terminate immediately thereafter, unless otherwise extended by the approval of more than 75% of the outstanding shares of the Fund's Common Stock. Notwithstanding the foregoing, the Fund may be liquidated at any time upon the unanimous consent of the shareholders. Prior to its termination and liquidation, the Fund intends, at all times, to have greater than 100 beneficial owners of its securities.


                              Investment Objective

         The Fund's investment objective is to provide high total return by investing in securities backed by real estate debt. The Fund will seek to achieve its objective by investing, under normal circumstances, at least 65% of its assets in below investment grade CMBS. The Fund may also invest in other mortgage-related securities or assets including Commercial Mortgage Loans, Mezzanine Capital, and debt securities of real estate investment trusts, as well as securities issued or guaranteed by the U.S. Treasury. The majority of assets in which the Fund will invest are expected to be rated BB or below. Investments in lower rated securities or unrated securities of equivalent credit quality are subject to special risks, including a greater risk of loss of principal and non-payment of interest. An investor should carefully consider these factors before purchasing shares of Common Stock of the

274828.26

Fund. The investment objective of the Fund is fundamental and may not be changed without approval by the holders of more than 75% of the shares of the Fund's Common Stock. No assurance can be given that the Fund's objective will be achieved. Like all investors in interest bearing securities, the Fund is exposed to risk that the prices of individual securities held by the portfolio may fluctuate, in some cases significantly, in response to changes in credit conditions and prevailing levels of interest rates. See "Risk Considerations."

                               Investment Policies

         In determining which commercial mortgage-backed securities the Fund will purchase, the Adviser will consider, among other factors, the following: creditworthiness of the borrower, characteristics of the underlying mortgage loan, including the loan-to-value ratio ("LTV") and debt service coverage ratio, loan seasoning, and refinancing risk; characteristics of the underlying property, including diversity of the loan pool, occupancy and leasing, and competitiveness in the pertinent market; economic, environmental and local considerations; deal structure, including historical performance of the originator, subordination percentages; and structural participants such as administrators and servicers.

         In addition to examining the relative value of the investments as indicated above, the Adviser's disciplined approach to investments for the Fund's portfolio will include considerable interaction with rating agencies, servicers and special servicers, conducting its own real estate due diligence, reviewing third party due diligence of the underlying mortgage securities, extensive review of due diligence by underwriters and rating agencies, confirmation of debt service coverage ratios and stress testing of security cash flows. The Adviser also will select investments which will vary the portfolio by underlying property types and geographic regions.

         The Fund may invest its assets without limitation in (i) cash, (ii) short-term, investment-grade debt obligations or money market instruments or
(iii) securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities for the following cash management reasons: (1) liquidation of Fund assets and pending reinvestment of the proceeds in accordance with the Fund's investment objective and policies; (2) to pay distributions to shareholders and operating expenses; and (3) to meet its obligations under any tender offer or share repurchases. In addition, the Fund may take a temporary defensive posture and invest without limitation in the securities listed above at such times as the Adviser, in its sole discretion, believes that it is in the best interest of the Fund's shareholders to assume such a defensive posture. To the extent that the Fund invests in such instruments, it may not achieve its investment objective.

         The Fund may also employ various hedging techniques, including interest rate transactions, that will affect the Fund's average duration. (See "Risk Considerations -- Hedging Transactions.") In addition, the Fund may use various techniques and investments to increase or decrease its exposure to changing security prices, interest rates or other factors that affect security values. These techniques and investments may involve derivative transactions such as buying and selling options and futures contracts, selling securities short and investments in mortgage-backed securities. The Fund may use these practices to adjust the risk and return characteristics of the Fund's portfolio. However, these techniques or investments may result in a loss, regardless of whether the intent was to reduce risk or increase return, with unexpected changes in market conditions or if the counterparty to the transaction does not perform as promised. In addition, these techniques or investments may increase the volatility of the Fund and may involve a small investment of cash relative to the magnitude of the risk assumed.

         The following is a discussion of the various investments eligible to be purchased by the Fund and the investment techniques anticipated to be employed by the Fund.

         (1) Commercial Mortgage-Backed Securities -- CMBS are generally multi-class debt or pass-through securities backed by a mortgage loan or pool of mortgage loans secured by commercial property, such as industrial and warehouse properties, office buildings, retail centers and shopping malls, multi-family properties and cooperative apartments, hotels and motels, nursing homes, hospitals, senior living centers, manufactured living communities and mobile home parks. Assets underlying CMBS may relate to many properties, only a few

274828.26
properties, or to a single property. Each commercial mortgage loan that underlies CMBS has certain distinct characteristics.

         Commercial mortgage loans are sometimes not amortizing and often not fully amortizing. At their maturity date, repayment of the remaining principal balance or "balloon" is due and is repaid through the attainment of an additional loan, the sale of the property or the contribution of additional capital. Unlike most single family residential mortgages, commercial real property loans often contain provisions that substantially reduce the likelihood that they will be prepaid. The provisions generally impose significant prepayment penalties on loans and, in some cases, there may be prohibitions on principal prepayments for several years following origination. This difference in prepayment exposure is significant due to the extraordinarily high levels of refinancing of traditional residential mortgages experienced over the past years when mortgage rates reached a 25 year low. Changing real estate markets may adversely affect both the value of the underlying collateral and the borrower's ability to meet contractual obligations, either of which may lead to delinquencies, defaults, modifications or foreclosure that in turn may lead to the realization of credit losses in CMBS. See "Risk Considerations."

         CMBS have been issued in public and private transactions by a variety of public and private issuers. Non-governmental entities that have issued or sponsored CMBS offerings include owners of commercial properties, originators of, and investors in, mortgage loans, savings and loan associations, mortgage banks, commercial banks, insurance companies, investment banks and special purpose subsidiaries of the foregoing. The Fund may from time to time purchase CMBS directly from issuers in negotiated or non-negotiated transactions or from a holder of such CMBS in the secondary market.

         Commercial mortgage securitizations generally are senior/subordinated structures. The senior class investors are deemed to be protected against potential losses on the underlying mortgage loans by the subordinated class investors who take the first loss if there are defaults on the underlying commercial mortgage loans. Other protections, which may benefit all of the classes including the subordinated classes, may include issuer guarantees,
additional       subordinated        securities,        cross-collateralization,
over-collateralization and the equity investor in the underlying properties.

         By adjusting the priority of interest and principal payments on each class of a given CMBS, issuers are able to create senior investment grade securities and lower rated or unrated subordinated securities tailored to meet the needs of sophisticated institutional investors. In general, subordinated classes of CMBS are entitled to receive repayment of principal only after all required principal payments have been made to more senior classes and have subordinate rights as to receipt of interest distributions. Such subordinated classes are subject to a substantially greater risk of nonpayment than are senior classes of CMBS. Even within a class of subordinated securities, most CMBS are structured with a hierarchy of levels (or "loss positions"). Loss positions determine the order in which nonrecoverable losses of principal are applied to the securities within a given structure. For instance, a first loss subordinated security will absorb any principal losses before any higher loss subordinate position. This type of structure allows a number of classes of securities to be created with varying degrees of credit exposure, prepayment exposure and potential total return. The Fund will invest in subordinated class securities and may invest in first loss subordinated securities which may be unrated securities.

         The Fund may also create or acquire interest only classes of CMBS ("IOs"), which are classes of CMBS that are entitled to no (or only nominal) payments of principal, but only to payments of interest. The yield to maturity of IOs is very sensitive to changes in the weighted average life of such securities, which in turn is dictated by the rate of prepayments on the underlying mortgage collateral. Yield on IOs may be adversely affected by interest rate changes. In periods of declining interest rates, rates of prepayments on mortgage loans generally increase, and if the rate of prepayments is faster than anticipated, then the yield on IOs will be affected adversely. The Fund also may invest in Sub IOs, a class for which interest generally is withheld and used to make principal payments on more senior classes. Sub IOs provide credit support to the senior classes, and thus bear substantial credit risk. Moreover, because all IO classes only receive interest payments, their yields are extremely sensitive

274828.26
not only to default losses but also to changes in the weighted average life of the relevant classes, which in turn will be dictated by the rate of prepayments on the underlying Mortgage Collateral.

         The following table sets forth an example of the prioritization of the payments to each class as well as the order of absorption of credit losses, if any, on the underlying mortgage loans. The table provides a example of the current CMBS structures, however, the actual ratings, cash flows and loss absorption priorities of the CMBS in which the Fund will invest may differ.

                       General Examples Of CMBS Structures

                                            Excess
                                          Principal         Loss
                           Typical        Cash Flow      Absorption
Class                       Rating         Priority       Priority
-----                       ------         --------       --------
Senior A-1                  "AAA"            1st             7
Senior A-2                   "AA"            2nd             6
Subordinated B-1        "A","BBB"          3rd, 4th           5
Subordinated B-2             "BB"            5th             4
Subordinated B-3             "B"             6th             3
Subordinated B-4           Unrated           7th             2
Equity Holder                N/A             N/A             1


         The rating assigned to a given issue and class of CMBS is a product of many factors, including, but not limited to, the structure of the security, the level of subordination, the quality and adequacy of the collateral, projected losses from the collateral and the past performance of the originators and servicing companies. The rating of any CMBS is determined to a substantial degree by the debt service coverage ratio (i.e., the ratio of current net operating income from the commercial properties, in the aggregate, to the current debt service obligations on the properties) and the LTV ratio of the pooled properties. The amount of the securities issued in any one rating category is determined by the rating agencies after a rigorous credit rating process which includes analysis of the issuer, servicer and property manager, as well as verification of the LTV and debt service coverage ratios. LTV ratios may be particularly important in the case of commercial mortgages because most commercial mortgage loans generally provide that the lender's sole remedy in the event of a default is against the mortgaged property, and the lender is not permitted to pursue remedies with respect to other assets of the borrower.

         The Fund may invest in Fannie Mae MBS/DUS which are Delegated Underwritings and Services (DUS)/multi-family mortgage-backed securities. Fannie Mae delegates to selected lenders the responsibility for underwriting, closing and delivering multifamily mortgages without Fannie Mae's prior review. Fannie Mae Multifamily has 26 active lenders that participate in DUS. Each lender must have at least $7.5 million in acceptable net worth, including at least $500,000 in liquid assets. The DUS lender is at risk for a portion of any loss resulting from default. Generally, mortgages eligible for MBS/DUS include fixed-rate mortgages with 5-, 7-, 10-, 15 and 18- year balloon maturities. DUS loans generally are non-recourse to the borrower and are generally assumable. Eligible properties must be income-producing multifamily rental or cooperatives with a minimum of five units. Required are title insurance, property insurance, rent loss insurance and if applicable, steam boiler, builder's risk and flood insurance. Occupancy must be the greater of 90% or break even for 3 consecutive months prior to receiving a DUS commitment.

274828.26

         (2) Commercial Mortgage Loans -- A Commercial Mortgage Loan is a legal instrument for pledging a described property interest for the repayment of a loan under certain terms and conditions, and constitutes a lien on the interest pledged. Commercial Mortgage Loans supply most of the capital employed in real estate investments. A borrower gives a lender a lien on real estate as assurance that the loan will be repaid. If the borrower fails to make payment, the lender can foreclose the lien and acquire the real estate, thereby offsetting the loss.

         Under normal market conditions, the Fund may invest in Commercial Mortgage Loans, which involve loans to a single obligor on a single asset. Commercial Mortgage Loans, also known as whole loans, are nonrecourse to the borrower and therefore repayment of a Commercial Mortgage Loan will be dependent solely on the cash flow derived from, and the market or liquidation value of, the underlying property. Other assets of the borrower, if any, would generally not be available to the lender for payment of the Commercial Mortgage Loan. Commercial real estate lending can be affected significantly by the condition of the property, supply and demand in the market for the type of property securing a Commercial Mortgage Loan and adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, which events may impact the future cash flow of the property. For example, under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances in, on, under or in the vicinity of such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The borrower's income and ability to make payments on its Commercial Loan could be affected adversely by the existence of an environmental liability with respect to its properties. A borrower subsequently defaulting on its Commercial Loan would then cause a loss to the Fund and its investors.

         A borrower may pledge real estate to more than one lender, thereby creating several liens; in such cases, the order of the liens is important. The first loan contract executed and recorded is the first Mortgage, which has priority over all subsequent transactions. Second and third Mortgages are sometimes referred to as junior liens because they involve more lending risk than first Mortgages, as they have a lower priority of repayment in the event of default, therefore higher rates of interest are charged for secondary financing.

         (3) Mezzanine Capital -- Mezzanine Capital investments, which may take the form of a subordinate mortgage or a preferred equity position, represent the middle "tier" of a three (or more) tier commercial real estate capital structure. Mezzanine Capital investments are subordinate to first mortgage loans with respect to principal and interest payments and senior to the equity ownership position with respect to principal and interest payments and/or preferred cash flows. Capital losses experienced at the property level are absorbed in reverse order of seniority, first by the equity ownership position, second by the Mezzanine Capital position, and finally by the first mortgage position. Typically, the equity ownership position will comprise 5-25% of the capital structure, the Mezzanine Capital position 5-50%, and the first mortgage position 40-75%. Mezzanine Capital positions often receive attractive current income returns and high total return. See "Risk Considerations."

         (4) Debt Securities Issued by Real Estate Investment Trusts -- The Fund may invest in debt securities issued by real estate investment trusts ("REIT Debt Securities"). REITs are pooled investment vehicles which invest primarily in income producing real estate or real estate related loans or interests and have elected and qualified for REIT status under the Internal Revenue Code of 1986, as amended (the "Code"). Generally, REITs can be classified as equity REITs, mortgage REITs, or hybrid REITs. Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. Hybrid REITs combine the characteristics of both equity REITs and mortgage REITs.


         REIT Debt Securities, for the most part, are general and unsecured obligations. These securities typically have corporate bond features such as semi-annual interest coupons, no amortization and strong


274828.26
prepayment protection. Further, REITs are subject to heavy cash flow dependency, default by borrowers, self- liquidation, and the possibilities of failing to qualify for the exemption from tax on distributed income under the Code and failing to maintain their exemptions from the Investment Company Act of 1940 (the "1940 Act"). Additionally, real estate related unsecured debt generally contains covenants restricting the level of secured and total debt and requires a minimum debt service coverage ratio and net worth level. See "Risk Considerations."


         (5) U.S. Treasury Securities-- These include issues of the U.S. Treasury, such as bills, certificates of indebtedness, notes and bonds. U.S. Treasury Securities are backed by the full faith and credit of the U.S. Government.

         (6) The Fund may also purchase Repurchase Agreements and engage in hedging transactions which are discussed more fully in "Risk Considerations".

                  The investment policies of the Fund, like the investment objective of the Fund, are fundamental and cannot by changed without the approval of the holders of more than 75% of the shares of the Fund's Common Stock.

                             Investment Restrictions

         The Fund has adopted the following fundamental investment restrictions which may not be changed without the approval of the holders of more than 75% of the shares of the Fund's Common Stock. The Fund is subject to further investment restrictions that are set forth in the Statement of Additional Information. The Fund may not:

                  1. Borrow money (commonly referred to as "leverage") in an aggregate amount in excess of 33 1/3% of the Fund's total assets (after giving effect to any such leveraging).

                  2. Pledge, hypothecate, mortgage or otherwise encumber its assets other than to secure such issuances or borrowings as set forth in restriction No. 1 above or in connection with, to the extent permitted under the 1940 Act, good faith hedging transactions (including interest rate swaps), reverse repurchase agreements, when issued and forward commitment transactions.


                  3. Invest in securities of other investment companies, except that the Fund may purchase unit investment trust securities where such unit investment trusts meet the investment objective of the Fund and then only up to 5% of the Fund's net assets, except as they may be acquired as part of a merger, consolidation or acquisition of assets but in no event to an extent not permitted by Section 12(d) of the 1940 Act.


                  4. Invest in CMBS where the underlying assets are non-dollar denominated Commercial Mortgage Loans.

                  5. Invest in any security that would cause any investor in the Fund to be required to make a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                               Risk Considerations

         Lower Rated and Unrated Securities (commonly referred to as "Junk") -- Generally, lower rated or unrated securities of equivalent credit quality offer a higher return potential than higher rated securities but involve greater volatility of price and greater risk of loss of income and principal, including the possibility of a default or bankruptcy of the issuers of such securities. Lower rated securities and comparable unrated securities will likely have larger uncertainties or major risk exposure to adverse conditions and are predominantly

274828.26
speculative. The occurrence of adverse conditions and uncertainties would likely reduce the value of securities held by the Fund, with a commensurate effect on the value of the Fund's shares. While the market values of lower rated securities and unrated securities of equivalent credit quality tend to react less to fluctuations in interest rate levels than do those of higher-rated securities, the market value of certain of these lower rated securities also tend to be more sensitive to changes in economic conditions including, unemployment rates, inflation rates and negative investor perception than higher-rated securities. In addition, lower rated securities and unrated securities of equivalent credit quality generally present a higher degree of credit risk. The Fund may incur additional expenses to the extent that it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings.

         The weighted average credit quality of the Fund once it is fully invested is expected to be B to BB. Securities which are rated Ba by Moody's, BB by S&P, BB by Duff & Phelps Credit Rating Corporation ("D&P") or BB by Fitch Investors Service, Inc. ("Fitch") (collectively referred to as the "Rating Agencies") have speculative characteristics with respect to capacity to pay interest and repay principal. Securities which are rated B generally lack characteristics of a desirable investment, and assurance of interest and principal payments over any long period of time may be small. Securities which are rated Caa or CCC or below are of poor standing and highly speculative. Those issues may be in default or present elements of danger with respect to principal or interest. Securities rated C by Moody's, D by S&P, or the equivalent by D&P or Fitch are in the lowest rating class. Such ratings indicate that payments are in default, or that a bankruptcy petition has been filed with respect to the issuer or that the issuer is regarded as having extremely poor prospects. A general description of the ratings of Moody's, S&P, D&P and Fitch are set forth in Appendix A. It is unlikely that future payments of principal or interest will be made to the Fund with respect to these highly speculative securities other than as a result of the sale of the securities or the foreclosure or other forms of liquidation of the collateral underlying the securities.

         In general, the ratings of the Rating Agencies represent the opinions of these agencies as to the quality of securities that they rate. Such ratings, however, are relative and subjective, and are not absolute standards of quality and do not evaluate the market value risk of the securities. It is possible that an agency might not change its rating of a particular issue to reflect subsequent events. These ratings will be used by the Fund as data in the selection of portfolio securities, but the Fund also will rely upon the independent advice of the Adviser to evaluate potential investments.

         In order to calculate the average credit quality of the Fund, the Fund will assign sequential numbers to each of the 10 rating categories from BB (Ba) to Unrated, multiply the value of each instrument by the rating equivalent number assigned to its lowest rating, sum all of such products, divide the aggregate by the net asset value of the Portfolio and convert the number back to its equivalent rating symbol. All securities rated less than B-, except for securities rated D, shall have the same rating number. Securities rated D will have a rating number of 0.


         Tax Risks -- A discussion of tax risks attributable to the Fund's anticipated acquisition of lower rated or unrated securities is included in the Statement of Additional Information under "Tax Status."


         Commercial Mortgage-Backed Securities -- Investments in CMBS involve the credit risk of delinquency and default. Delinquency refers to interruptions in the payment of interest and principal. Default refers to the potential for unrecoverable principal loss from the sale of foreclosed property. These risks include the risks inherent in the commercial mortgage loans which support such CMBS and the risks associated with direct ownership of real estate. This may be especially true in the case of CMBS secured by, or evidencing an interest in, a relatively small or less diverse pool of commercial mortgage loans. The factors contributing to these risks include the effects of general and local economic conditions on real estate values, the conditions of specific industry segments, the ability of tenants to make lease payments and the ability of a property to attract and retain tenants, which in turn may be affected by local conditions such as oversupply of space or a reduction of available space, the ability of the owner to provide adequate maintenance and insurance, changes in management of the

274828.26
underlying commercial property, energy costs, government regulations with respect to environmental, zoning, rent control, bankruptcy and other matters, real estate and other taxes, and prepayments of the underlying commercial mortgage loans (although such prepayments generally occur less frequently than prepayments on residential mortgage loans).

         While the credit quality of the securities in which the Fund invests will reflect the perceived appropriateness of future cash flows to meet operating expenses, the underlying commercial properties may not be able to continue to generate income to meet their operating expenses (mainly debt services, lease payments, capital expenditures and tenant improvements) as a result of any of the factors mentioned above. Consequently, the obligors under commercial mortgages may be unable to make payments of principal and interest in a timely fashion, increasing the risk of default on a related CMBS. In addition, the repayment of the commercial mortgage loans underlying CMBS will typically depend upon the future availability of financing and the stability of real estate property values.

         Most commercial mortgage loans are non-recourse obligations of the borrower, meaning that the sole remedy of the lender in the event of a default is to foreclose upon the collateral. As a result, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the loan and not against the borrower's other assets. If borrowers are not able or willing to refinance or dispose of the property to pay the principal balance due at maturity, payments on the subordinated classes of the related
CMBS are likely to be adversely affected. The ultimate extent of the loss, if any, to the subordinated classes may only be determined after a foreclosure of the mortgage encumbering the property and if the mortgagee takes title to the property upon liquidation of the property. Factors such as the title to the property, its physical conditions and financial performance, as well as governmental disclosure requirements with respect to the condition of the property, may make a third party unwilling to purchase the property at a foreclosure sale or for a price sufficient to satisfy the obligations with respect to the related CMBS. The condition of a property may deteriorate during foreclosure proceedings. Certain obligors on underlying mortgages may become subject to bankruptcy proceedings, in which case the amount and timing of amounts due under the related CMBS may be materially adversely affected.

         In general, any losses on a given property, the lien on which is included in a CMBS, will be absorbed first by the equity holder of the property and then by the "first loss" subordinated security holder to the extent of its principal balance. Because the Fund intends to invest in both senior classes and subordinated classes of CMBS, in the event of default of the equity support, any debt classes junior to those in which the Fund invests will bear losses prior to the Fund. However, there can be no assurance that the Fund will be able to recover all of its investments in the securities it purchases. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline, the Fund may bear significant losses.

         The Fund also may create or acquire interest only classes of CMBS ("IOs"), which are classes of CMBS that are entitled to no (or only nominal) payments of principal, but only to payments of interest. The yield to maturity of IOs is very sensitive to changes in the weighted average life of such securities, which in turn is dictated by the rate of prepayments on the underlying mortgage collateral. Yield on IOs may be adversely affected by interest rate changes. In periods of declining interest rates, rates of prepayments on mortgage loans generally increase. If the rate of prepayments occurs faster than anticipated, then the yield on IOs will be affected adversely. The Fund also may create or acquire Sub IOs, a class for which interest generally is withheld and used to make principal payments on more senior classes. Sub IOs provide credit support to the senior classes, and thus bear substantial credit risk. Moreover, because all IO classes only receive interest payments, their yields are extremely sensitive not only to default losses but also to changes in the weighted average life of the relevant classes, which in turn will be dictated by the rate of prepayments on the underlying Mortgage Collateral.

         Commercial Mortgage Loans -- Commercial Mortgage Loans generally lack standardized terms, which may complicate their structure. Commercial properties themselves tend to be unique and are more difficult to value than single family residential properties. Commercial Mortgage Loans also tend to have shorter maturities

274828.26
than residential mortgage loans and may not be fully amortizing, meaning that they may have a significant principal balance, or "balloon," due on maturity.

         The timely payment of interest and principal on a Commercial Mortgage Loan is secured by an income producing property and, therefore, is dependent upon performance and payments by the lessees under the related leases and the successful operation of the underlying property, rather than its liquidation value. If the net operating income from the underlying property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the Commercial Mortgage Loan may be impaired. Furthermore, the liquidation value of the property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors which are beyond the borrower's, the lender's or the property manager's control. Additionally, the borrower may be obligated to cause standard hazard insurance to be maintained with respect to an underlying property. Insurance with respect to extraordinary hazards such as earthquakes is not always required, and insurance may not be available (or is available only at prohibitively expensive rates) with respect to many other risks, including those listed above. In addition, there is no assurance that any loss incurred will not exceed the limits of policies obtained.

         In addition, the borrower's ability to make payments in respect of a Commercial Mortgage Loan largely depends on the ability of tenants to perform under their rental obligations under existing leases and the ability of the borrower to continue to lease a substantial portion of the property upon terms which do not adversely affect the property's cash flow. As the leases expire or lessees default, the demand for, and supply of, rental space in general, from time to time, may affect the property's occupancy rate and the rental rates obtained and concessions, if any, granted on new leases or re-leases of space, which may cause fluctuations in the cash flow from the operation of the property. Such fluctuations may affect the amount and timing of payments on the Commercial Mortgage Loan.

         Furthermore, Commercial Mortgage Loans with balloon payments involve a greater degree of risk of payment because the ability of a borrower to make a balloon payment will depend upon its ability to either refinance the loan or to sell the related property. The ability and desire of the borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the physical and financial condition and operating history of the property, tax laws, prevailing general economic and market conditions and the availability of credit for commercial real estate projects, generally. In addition, the value of commercial properties depends, in part, on the fitness of such properties for a particular purpose. Thus, no assurance can be given that other parties will find such property sufficient for the purpose for which it is currently being used.

         Mezzanine Capital -- Investments in Mezzanine Capital involve similar risks associated with investments in real estate and subordinated mortgage investments. Such risks which are commonly associated with the general and local economic conditions affecting the real estate market and the credit risks of delinquency and default are discussed in "Risk Considerations--Commercial Mortgage-Backed Securities" and "Risk Considerations--Commercial Mortgage Loans" herein.

         Restricted and Illiquid Securities -- Liquidity relates to the ability of the Fund to readily dispose of securities and the price to be paid therefor, but does not relate to credit risk or the likelihood of receipt of cash at maturity. Illiquid securities are subject to legal or contractual restrictions on disposition or lack an established secondary trading market. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over-the-counter markets. Restricted securities may sell at a price lower than similar securities that are not subject to restrictions on resale. If it qualifies, the Fund may

274828.26
purchase certain restricted securities eligible for sale to qualified institutional buyers as contemplated by Rule 144A under the 1933 Act or restricted securities eligible for sale to institutional accredited investors under Regulation D under the 1933 Act.

         REIT Debt Securities -- Investing in REIT Debt Securities involves certain unique risks in addition to those risks associated with investing in the real estate industry in general which include, among other things, possible declines in the value of real estate; risks related to general and local economic conditions; possible lack of availability of mortgage funds; over-building; extended vacancies of properties; increases in competition, property taxes and operating expenses; changes in zoning laws; costs resulting from the clean-up of, and liability to, third parties for damages resulting from, environmental problems; casualty or condemnation losses; uninsured damages from flood, earthquakes or other natural disasters; limitations on and variations in rents; dependency on property management skill; the appeal of properties to tenants; and changes in interest rates. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs while mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skills, are not diversified, and are subject to the risks of financing projects. The Fund may invest in the debt securities of new or unseasoned REIT issuers and it, therefore, may be difficult or impossible for the Adviser to ascertain the value of each of such REITs' underlying assets, management capabilities and growth prospects. In addition, REITs are subject to heavy cash flow dependency, default by borrowers, self-liquidation, and the possibilities of failing to qualify for the exemption from tax on distributed income under the Code and failing to maintain their exemptions from the 1940 Act. REITs whose underlying assets include long-term health care properties, such as nursing, retirement and assisted-living homes, may be affected by federal regulations concerning the health care industry.

         REITs (especially mortgage REITs) and REIT Debt Securities are subject to interest rate risks. When interest rates decline, the value of a REIT investment in fixed rate obligations usually rises. Conversely, when interest rates rise, the value of a REIT investment in fixed rate obligations can be expected to decline. In contrast, as interest rates on adjustable rate mortgage loans are reset periodically, yields on a REIT investment in such loans may gradually align themselves to reflect changes in market interest rates, causing the value of such investments to fluctuate less dramatically in response to interest rate fluctuations than would investments in fixed rate obligations.


         Repurchase Agreements -- The Fund may invest temporarily, without limitation, in repurchase agreements, which are agreements pursuant to which securities are acquired by the Fund from a third party with the commitment that they will be repurchased by the seller at a fixed price on an agreed date. These agreements may be made with respect to any of the portfolio securities in which the Fund is authorized to invest. Repurchase agreements may be characterized as loans by the Fund to the other party to the agreement that are secured by the underlying securities. Repurchase agreements facilitate portfolio management and allow the Fund to earn additional revenue. The Fund may enter into repurchase agreements with (i) member banks of the Federal Reserve System having total assets in excess of $500 million and (ii) securities dealers, provided that such banks or dealers meet the creditworthiness standards established by the Adviser ("Qualified Institutions"). The Adviser will monitor the continued creditworthiness of Qualified Institutions. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. The collateral will be marked to market daily. Such agreements permit the Fund to keep all of its assets earning interest while retaining overnight flexibility in pursuit of investments of a longer-term nature.


         The use of repurchase agreements involves certain risks. For example, if the seller of securities under a repurchase agreement defaults on its obligation to repurchase the underlying securities, as a result of its bankruptcy or otherwise, the Fund will seek to dispose of such securities, which action could involve costs or delays. If the seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy or other laws, the Fund's ability to dispose of the underlying securities may be restricted. Also, it is possible that the Fund may not be able to substantiate its interest in the underlying securities. To minimize this risk, the securities underlying the repurchase agreement will be held by a custodian at all times in an amount at least equal to the

274828.26
repurchase price, including accrued interest. If the seller fails to repurchase the securities, the Fund may suffer a loss to the extent proceeds from the sale of the underlying securities are less than the repurchase price.

         Lending of Securities -- The Fund may lend its portfolio securities to Qualified Institutions. By lending its portfolio securities, the Fund attempts to increase its income through the receipt of interest on the loan. Any gain or loss in the market price of the securities loaned that may occur during the term of the loan will be for the account of the Fund.

         The Fund will not lend portfolio securities if, as a result, the aggregate of such loans exceeds 331/3% of the value of the Fund's total assets (including such loans). All relevant facts and circumstances, including the creditworthiness of the Qualified Institution, will be monitored by the Adviser, and will be considered in making decisions with respect to lending of securities, subject to review by the Fund's Board of Directors. The Fund may pay reasonable negotiated fees in connection with loaned securities, so long as such fees are set forth in a written contract and their reasonableness is determined by the Fund's Board of Directors.

         Borrowing -- The Fund may borrow from banks or through repurchase agreements in amounts up to one-third of total assets and pledge some assets as collateral. The Fund will pay interest on borrowed money and may incur other transaction costs. These expenses can exceed the income received or capital appreciation realized by the Fund from any securities purchased with borrowed money. Further, the Fund may invest in securities with borrowed money which lose value, thereby increasing the amount of loss incurred by an investor. In times of volatile markets, a sudden drop in the value of the assets of the Fund may cause the Fund to violate agreed upon credit maintenance ratios. This could result in a default under such loan agreements causing an early call of a loan and/or the payment of penalties to the lender; thereby causing a loss of income and/or principal to investors in the Fund. The Fund will only borrow when the Adviser believes that such borrowings will benefit the Fund after taking into account considerations such as interest income and possible gains or losses upon liquidation.

         Hedging Transactions -- The Fund may, but will not be obligated to, enter into various hedging transactions, such as interest rate swaps and the purchase or sale of interest rate collars, caps and floors, to preserve a return or spread on a particular investment within the portfolio or its entire portfolio and to manage the effective maturity or interest rate sensitivity of its portfolio. Hedging transactions may also be used to attempt to protect against possible declines in the market value of the Fund's assets resulting from downward trends in the debt securities markets (generally due to a rise in interest rates), to protect any unrealized gains in the value of the Fund's portfolio securities, to facilitate the sale of such securities or to establish a position in the securities markets as a temporary substitute for purchasing particular securities. Any, all or none of these techniques may be used at any time. There is no particular strategy that requires use of one technique rather than another. Use of any particular hedging transaction is a function of the overall strategy adopted by the Fund and market conditions. Further hedging transactions may be used by the Fund in the future as they are developed or deemed by the Board of Directors of the Fund to be appropriate and in the best interest of investors in the Fund. The Fund may not be able to hedge some of its investments due to the cost or lack of availability of a hedging transaction. The Fund intends to use these transactions as a hedge against market fluctuations and to manage the duration of the Fund's investments and not as speculative investments. The Fund may also purchase and sell (or write) options on securities or indices of securities and may purchase or sell futures contracts or options on futures contracts, as described below.

         The Fund may employ a variety of hedging transactions as described below and there can be no assurance that any such transaction used will succeed. The principal risks relating to the use of hedging transactions are: (a) possible imperfect correlation between changes in the value of the hedging instrument and the changes in the market value of the underlying securities; (b) possible lack of a liquid secondary market for closing out or offsetting a hedging position; (c) losses on hedging positions resulting from general movements in securities prices or interest rate movements not anticipated by the Adviser, and (d) the possibility that the Fund could be obligated to pay variation margin on a hedging position at a time when it would be disadvantageous to do so. While the use of hedging transactions should tend to minimize the risk of loss resulting from a decline in the value of hedged


274828.26
portfolio securities, these transactions will tend to limit any potential that could result from an increase in the value of these securities. Such transactions also are subject to the risk that, if the Adviser is incorrect in its forecast of interest rates, market values or other economic factors affecting such a transaction, the Fund would have been better off if it had not entered into the transaction.

         Calls and Puts on Securities and Related Options. The Fund may engage in various put and call transactions. The Fund may hedge through the use of call options ("calls") on U.S. Treasury securities and CMBS that are traded on U.S. securities exchanges and in U.S. over-the-counter markets. The Fund may purchase and sell calls on these securities or indices thereof. Sales of calls will be "covered" while the call is outstanding (i.e., the seller owns the securities subject to the call or other securities acceptable for applicable escrow requirements). Some contracts are "cash settled" (i.e., the seller pays the difference between the call and market price in cash when the market price is higher). Cash-settled calls also may be covered. The Fund does not intend to sell any cash-settled calls that are not covered. If a call sold by the Fund is exercised, the Fund forgoes any possible profit from an increase in the market price of the underlying security over the exercise price.

         The Fund may hedge through the use of put options ("puts") that relate to U.S. Treasury securities and CMBS (whether or not it holds such securities in its portfolio) or on indices of securities. The Fund may purchase puts on these securities and may also sell puts on these securities or indices if such puts are secured by segregated liquid assets. The Fund will not sell puts if, as a result, more than 50% of the Fund's assets would be required to be segregated liquid assets. In selling puts, there is a risk that the Fund may be required to buy the underlying security at a disadvantageous price.

         A put option gives the purchaser of the option the right to sell and the writer, if the purchaser exercises his right, the obligation to buy the underlying security at the exercise price during the option period. A call option gives the purchaser of the option the right to buy and the writer, if the purchaser exercises his right, the obligation to sell the underlying security at the exercise price during the option period. The Fund is authorized to purchase and sell exchange listed options and over-the-counter options ("OTC Options"). Listed options are issued by the Options Clearing Corporation ("OCC") which guarantees the performance of the obligations of the parties to such options.

         The purchaser of an option risks losing his entire investment in a short period of time. If an option is not sold while it has remaining value, or if during the life of an option the underlying security does not appreciate, in the case of a call option, or depreciate, in the case of a put option, the purchaser of such option may lose his entire investment. On the other hand, given the same market conditions, if the potential purchaser of a call option purchases the underlying security directly instead of purchasing a call option or if the potential purchaser of a put option decides not to purchase the put option but to sell the underlying security, such potential option purchaser might have less of a loss. An option purchaser does not have the choice of "waiting out" an unexpected decrease or increase in the underlying securities' price beyond the expiration date of the option. The more that an option is out-of-the-money and the shorter its remaining term to expiration, the greater the risk that a purchaser of the option will lose all or part of his investment. Further, except where the value of the remaining life of an option may be realized in the secondary market, for an option purchase to be profitable, the market price of the underlying interest must exceed or be below the exercise price by more than the premium and transaction costs paid in connection with the purchase of the option and its sale or exercise.

         The writer of an option assumes an obligation to deliver or purchase the underlying interest represented by the option upon the assignment to him of an exercise notice. The writer is subject to being assigned an exercise notice at any time after he has written the option until the option expires or until he has closed out his position by the offsetting purchase of an identical option.

         The Fund's ability to close out its position as a writer or purchaser of an exchange-listed option is dependent upon the existence of a liquid secondary market on option exchanges. Among the possible reasons for the absence of a liquid secondary market on an exchange are: (i) insufficient trading interest in certain options;

274828.26

(ii) restrictions on transactions imposed by an exchange; (iii) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities; (iv) interruption of the normal operations on an exchange; (v) inadequacy of the facilities of an exchange or OCC to handle current trading volume; or (vi) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options) in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been listed by the OCC as a result of trades on that exchange would generally continue to be exercisable in accordance with their terms. OTC Options are purchased from or sold to dealers or financial institutions which have entered into direct agreement with the Fund. With OTC Options, such variables as expiration date, exercise price and premium will be agreed upon between the Fund and the transacting dealer, without the intermediation of a third party such as the OCC. If the transacting dealer fails to make or take delivery of the securities underlying an option it has written, in accordance with the terms of that option as written, the Fund would lose the premium paid for the option as well as any anticipated benefit of the transaction. OTC Options and their underlying securities may be considered illiquid. The Fund will engage in OTC Option transactions only with primary United States Government securities dealers recognized by the Federal Reserve Bank of New York.

         The hours of trading for options on debt securities may not conform to the hours during which the underlying securities are traded. To the extent that the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.

         Futures Contracts and Related Options. The Fund may buy or sell financial futures contracts or purchase options on such futures as a hedge against anticipated interest rate changes. A futures contract sale creates an obligation by the Fund, as seller, to deliver the specified type of financial instrument called for in the contract at a specified future time for a specified price or, in "cash settlement" futures contracts, to pay to (or receive from) the buyer in cash the difference between the price in the futures contract and the market price of the instrument on the specified date, if the market price is higher (or lower, as the case may be). Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right for the premium paid to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put).

         The Fund's use of futures and options on futures will in all cases be consistent with applicable regulatory requirements and in particular the rules and regulations of the Commodity Futures Trading Commission ("CFTC") with which the Fund must comply in order not to be deemed a commodity pool operator within the meaning and intent of the Commodity Exchange Act and the regulations promulgated thereunder.

         Typically, an investment in a futures contract requires the Fund to deposit with the applicable exchange or other specified financial intermediary as security for its obligations an amount of cash or other specified debt securities which initially is 1% to 5% of the face amount of the contract and which thereafter fluctuates on a periodic basis as the value of the contract fluctuates. An investment in options involves payment of a premium for the option without any further obligation on the part of the Fund.

         Regulations of the CFTC applicable to the Fund currently require that all of the Fund's futures and options on futures transactions constitute bona fide hedging transactions or be undertaken incidental to the Fund's activities in the securities markets. In accordance with CFTC regulations, the Fund may not purchase or sell futures contracts or options thereon if immediately thereafter the sum of the amounts of initial margin deposits on the Fund's existing futures positions and premiums paid for options on futures would exceed 5% of the fair market value of the Fund's total assets. The Adviser reserves the right to comply with such different standard as may be established by CFTC rules and regulations with respect to the purchase or sale of futures contracts or options thereon.


274828.26

         The variable degree of correlation between price movements of futures contracts and price movements in the position being hedged creates the possibility that losses on the hedge may be greater than gains in the value of the Fund's position. In addition, futures and futures option markets may not be liquid in all circumstances. As a result, in volatile markets, the Fund may not be able to close out a transaction without incurring losses substantially greater than the initial deposit. Although the contemplated use of these contracts should tend to minimize the risk of loss due to a decline in the value of the hedge position, at the same time they tend to limit any potential gain which might result from an increase in the value of such position. The ability of the Fund to hedge successfully will depend on the Adviser's ability to forecast pertinent market movements, which cannot be assured. Finally, the daily deposit requirements in futures contracts create an ongoing greater potential financial risk than do options purchased by the Fund, where the exposure is limited to the cost of the initial premium. Losses due to hedging transactions will reduce net asset value. Income earned by the Fund from its hedging activities generally will be treated as capital gains.

         Interest Rate Transactions. Interest rate swaps involve the exchange with another party of commitments to pay or receive interest (e.g., an exchange of floating rate payments for fixed rate payments). The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate floor. An interest rate collar combines the elements of purchasing a cap and selling a floor. The collar protects against an interest rate rise above the maximum amount but gives up the benefits of an interest rate decline below the minimum amount. The net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis and an amount of cash or liquid securities having an aggregate net asset value at least equal to the accrued excess will be maintained in a segregated account by the Fund's custodian. If there is a default by the other party to such a transaction, the Fund may have contractual remedies pursuant to the agreements related to the transactions.

         The Fund may enter into interest rate transactions to preserve a return or spread on a particular investment or portion of its portfolio, to protect against any increase in the price of securities the Fund anticipates purchasing at a later date, to effectively fix the rate of interest that it pays on one or more borrowings or series of borrowings or to manage the effective maturity or interest rate sensitivity of its portfolio. The Fund would use these transactions as a hedge and not as a speculative investment. Interest rate transactions are subject to risks comparable to those described above with respect to other hedging strategies.

         The Fund may enter into interest rate swaps, caps, collars and floors on either an asset-based or liability-based basis, depending on whether it is hedging its assets or its liabilities, and will usually enter into interest rate swaps on a net basis, i.e., the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. Inasmuch as these interest rate transactions are entered into for good faith hedging purposes, and inasmuch as segregated accounts will be established with respect to such transactions, the Adviser and the Fund believe such obligations do not constitute senior securities and, accordingly, will not treat them as being subject to its borrowing restrictions. The net amount of the excess, if any, of the Fund's obligations over its entitlements, with respect to each interest rate swap, will be accrued on a daily basis and an amount of cash, U.S. Government securities or other liquid high grade debt obligations having an aggregate net asset value at least equal to the accrued excess will be maintained in a segregated account by a custodian that satisfies the requirements of the 1940 Act. The Fund also will establish and maintain such segregated accounts with respect to its total obligations under any interest rate swaps that are not entered into on a net basis and with respect to any interest rate caps, collars and floors that are written by the Fund.

         The Fund will enter into interest rate transactions only with banks and recognized securities dealers believed by the Adviser to present minimal credit risks in accordance with guidelines established by the Fund's Board of Directors. If there is a default by the other party to such a transaction, the Fund will have to rely on its

274828.26
contractual remedies (which may be limited by bankruptcy, insolvency or similar laws) pursuant to the agreements related to the transaction.

         Subordinated Securities -- The Fund may invest in subordinated certificates. Credit enhancement in the form of subordination provides for the issuance of a senior class of certificates which are generally rated at least AA/Aa by any of the Rating Agencies and one or more classes of subordinated certificates which bear ratings lower than the senior certificates or are non-rated. Holders of either the senior or the subordinated certificates will ordinarily be entitled to a pro-rata share of distributions of principal and interest. However, in the event that delinquencies and defaults on the underlying mortgage loans cause a shortfall in the distributions to the senior certificates, distributions otherwise payable to the subordinated certificates will be distributed to the senior certificates to the extent required. The characteristics of the mortgage loans and other credit enhancement features will determine the size of the subordinated interest required to obtain the desired rating on the senior securities.

         To compensate for the greater risk of loss on, and illiquidity of, the subordinated certificates, the yields on subordinated certificates are generally substantially higher than those available on senior certificates. To the extent that actual delinquency and loss experience is greater than anticipated, the return on the subordinated certificates will be adversely affected and, in extreme cases, all or a portion of the principal could be lost; to the extent that such experience is more favorable than anticipated, the return on the subordinated certificates will be increased.

         Non-Diversification -- As a non-diversified investment company, the Fund is not subject to any statutory restriction under the 1940 Act with respect to investing its assets in one or relatively few issuers. Non- diversification may present greater risks for the Fund than in the case of a diversified company. However, the Fund intends to qualify as a "regulated investment company" under the Code. The Fund will be restricted in that at the close of each quarter of the taxable year, at least 50% of the value of its total assets must be represented by cash items (including receivables), U.S. Government securities, regulated investment company securities and other securities, limited in respect of any one issuer to not more than 5% in value of the total assets of the Fund and to not more than 10% of the outstanding voting securities of such issuer. In addition, at the close of each quarter of any taxable year, not more than 25% in value of the Fund's total assets may be invested in securities (other than securities of regulated investment companies or U.S.
Government Securities) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same or similar or related trades or business. The limitations described in this paragraph regarding qualification under the Code as a "regulated investment company" are not fundamental policies and may be revised to the extent applicable Federal income tax requirements are revised. (See "Taxes" herein).

--------------------------------------------------------------------------------

                             MANAGEMENT OF THE FUND

--------------------------------------------------------------------------------

         The Fund's Board of Directors, which is responsible for the overall management and supervision of the Fund, has employed Lend Lease Hyperion Capital Advisors, L.L.C. to serve as investment adviser of the Fund. For information about the Directors and Officers of the Fund, see "Management of the Fund" in the Statement of Additional Information.

                               Investment Adviser

         The Adviser provides advice to the Fund pursuant to an Investment Advisory Agreement (the "Advisory Agreement"). Subject to such policies as the Board of Directors of the Fund may determine, the Adviser makes investment decisions for the Fund. The Adviser provides persons satisfactory to the Board of Directors of the

274828.26

Fund to serve as certain officers of the Fund. Such officers may be directors, officers or employees of the Adviser or its affiliates. For its services under the Advisory Agreement, the Adviser receives from the Fund a fee accrued and paid monthly at an annual rate equal to 0.50% of the Fund's average weekly net assets.

         The Adviser is a limited liability company formed under the Delaware Limited Liability Company Act and provides investment advisory, administrative, distribution, financial and clerical services to clients whose principal investment objective is to invest in CMBS. The Adviser is owned equally by Lend Lease Real Estate and Hyperion Capital Management, Inc. The Fund's primary day-to-day investment management decisions will be made by an investment committee, and no one person is primarily responsible for making recommendations to that committee. Information regarding the Fund's performance is set forth in the Fund's Annual Report, which will be available without charge, upon request, from the Fund.


         Lend Lease Real Estate is an indirect wholly-owned subsidiary of Lend Lease Corporation Limited, an integrated real estate and financial services company established in 1958 as a New South Wales, Australia corporation. Listed on the Australian and New Zealand stock exchanges, Lend Lease Corporation Limited has substantial global interests operating in the United States, the Asia-Pacific Region, South America and Europe, and also has a market capitalization in excess of $7.0 billion as of December 31, 1999. Lend Lease Corporation Limited has maintained an "AA" rating from Standard & Poor's since 1992. As of December 31, 1999, Lend Lease Corporation Limited's global real estate investment management business has approximately $40 billion in real estate assets under management on five continents.


         Lend Lease Real Estate is a full service investment adviser with experience in investing and managing commercial real estate assets for institutional lenders and owners. According to Pensions & Investments, Lend Lease Real Estate manages one of the largest portfolios in the United States of real estate assets owned by pension plans and other tax exempt investors. Lend Lease Real Estate has substantial experience in the origination and servicing of whole loans, the acquisition and resolution of troubled loans and the management of diverse real estate related assets. Lend Lease Real Estate is co-headquartered in New York, New York and Atlanta, Georgia and has 13 regional offices located throughout the United States. The firm's regional operations are full service offices with accounting, valuation professionals, asset managers, and acquisition and disposition specialists. The business address of Lend Lease Real Estate is 3424 Peachtree Road., N.E., Suite 800, Atlanta, Georgia 30342-1152.

         In November 1999, Lend Lease Real Estate announced that it had reached an agreement to buy five of AMERESCO, Inc.'s commercial mortgage businesses:
AMERESCO Capital Limited Partnership, Holiday Fenoglio Fowler, Real Estate Structured Finance, AMERESCO Services Limited Partnership and Asset Management.

         Hyperion Capital Management, Inc. ("HCM") is a wholly-owned subsidiary of Hyperion Partners L.P. and also serves as Administrator of the Fund. Hyperion Partners L.P. is a Delaware limited partnership which primarily seeks investments in the financial services, housing and real estate industries and assists in the development of the properties in which it invests. The sole general partner of Hyperion Partners is Hyperion Ventures L.P., a Delaware limited partnership ("Hyperion Ventures"). Corporations owned principally by Lewis S. Ranieri, Salvatore A. Ranieri and Scott A. Shay are the general partners of Hyperion Ventures. Lewis S. Ranieri, a former Vice-Chairman of Salomon Brothers Inc., is the Chairman of the Board of the Adviser. Messrs. Salvatore Ranieri and Shay are principally engaged in the management of the affairs of Hyperion Ventures and its affiliated entities. Hyperion Capital Management, Inc. and its affiliates, as of December 31, 1999 act as investment managers for clients with assets in excess of $5 billion. The business address of HCM is One Liberty Plaza, New York, New York 10006.

         The Adviser provides persons satisfactory to the Fund's Board of Directors to serve as officers of the Fund. Such officers, as well as certain other employees and directors of the Fund, may be directors and officers of Lend Lease Real Estate or HCM or their affiliates. The Statement of Additional Information contains general


274828.26
background information regarding each director and principal officer of the Fund. In addition, the Adviser provides the Fund with the unique expertise of its two owners. With respect to the Adviser, Lend Lease Real Estate's personnel provide investment research, acquisition and asset management services to assist the Adviser in underwriting, due diligence and portfolio management activities with respect to the commercial real estate collateral underlying the Fund's investments and provides the Adviser with personnel to perform real estate evaluation services used in developing credit evaluation and pricing models. HCM provides personnel to the Adviser to provide quantitative research, trading, portfolio management, administration, compliance and finance services to the Adviser in connection with its underwriting, due diligence and portfolio management activities with respect to the securities in which the Fund may invest. Further, HCM personnel provide quantitative modeling services to the Adviser to assist in developing credit evaluation and pricing models.


         Certain affiliates of the Adviser engage in real estate-related activities, including but not limited to acting as the servicer of pools of CMBS; underwriting and issuing CMBS; serving as market-maker of CMBS; originating loans that underlie CMBS; acting as the borrowers of mortgages that underlie CMBS; and purchasing CMBS for their own accounts or accounts over which they have control. Because the 1940 Act prohibits certain affiliated transactions involving the Fund and certain affiliates of the Fund, in the absence of exemptive relief, the Fund may be prohibited from purchasing CMBS with respect to which an affiliate of the Adviser acted in one or more of the above capacities. The Adviser does not anticipate that this restriction will have any significant adverse effect on its ability to manage the Fund. However, the Adviser may seek exemptive relief to permit the Fund to engage in certain transactions involving affiliates under conditions designed to eliminate or minimize any potential conflict of interest. The Adviser understands that no affiliated person or promoter of or principal underwriter for the Fund or any affiliated person of such a person, promoter, or principal underwriter, has an obligation to seek or obtain any exemptive order to facilitate such a transaction.


                                  Administrator


         Pursuant to an Administrative Services Agreement, the Administrator supervises the overall administration of the Fund, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the independent contractors and agents of the Fund; the preparation and filing of all documents required for compliance by the Fund with applicable laws and regulations; and arranging for the maintenance of books and records of the Fund. Pursuant to its terms, the Sub- Administration Agreement between the Administrator and Investors Capital Services, Inc., a Delaware corporation, will continue subject to the approval of the Fund's Board of Directors. Investors Capital provides for, or assists the Administrator in managing and supervising all aspects of, the general day-to-day business activities and operations of the Fund other than investment advisory activities, including custodial, transfer agency, dividend disbursing, accounting, auditing, compliance and related services. For its administrative services to the Fund, the Administrator receives a fee from the Fund at a rate equal, on an annual basis, to 0.15% of the average weekly net assets of the Fund.


                                    Expenses


         The Fund will bear the expenses of this offering, which are not expected to exceed $85,000, including legal and accounting fees and the costs of preparing solicitation materials. In addition to the expenses to be paid to the Adviser, Administrator, transfer agent, dividend paying agent and custodian discussed within this private placement memorandum, the Fund will pay all other ongoing expenses, including but not limited to legal fees, accounting fees for preparation of financial statements and tax returns, annual audits, brokerage commissions, transfer taxes and other clearing, settlement and transactional charges, except that the Adviser undertakes to pay such ongoing expenses (other than brokerage commissions, transfer taxes, clearing, settlement and transactional charges and other extraordinary items) to the extent that such expenses exceed .75% of average daily net assets per annum.



274828.26

--------------------------------------------------------------------------------

                           DIVIDENDS AND DISTRIBUTIONS

--------------------------------------------------------------------------------

         In order to qualify as a regulated investment company for Federal income tax purposes, the Fund must distribute at least 90% of its net investment income for each fiscal year. "Net investment income," as used herein, includes all dividends, interest, other ordinary income earned by the Fund on its portfolio holdings and net short-term capital gains, net of the Fund's expenses. The Fund may also distribute all or a portion of net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss), if any, at least once annually. The Fund intends to distribute at least 90% of its net investment income each year and to distribute enough of its net investment income and net capital gains to avoid the 4% excise tax on undistributed amounts that will be imposed if it fails to distribute at least 98% of such amounts. Subject to these requirements, the Fund intends to distribute quarterly all or substantially all of its net investment income to holders of the Fund's Common Stock. It is expected that the initial dividend on shares of the Fund's Common Stock will be declared to holders of the Fund's Common Stock on the 1st day of the fiscal quarter which follows the first fiscal quarter in which an investor (other than the Adviser or an affiliate of the Adviser) becomes a holder of the Fund's Common Stock. The initial dividend will then be paid on the 15th day of such quarter.

                            Reinvestment of Dividends

         A  shareholder  may  elect  to  receive   dividends  and  capital  gain
distributions either in cash or in additional shares of the Fund. Unless otherwise specified in writing by a shareholder, all dividends and capital gain distributions will be paid on the payment date in cash. An election may be changed by notifying the Fund in writing at any time prior to the record date for a particular dividend or distribution. There are no sales or others charges in connection with the reinvestment of dividends and capital gains distributions. There is no fixed dividend rate, and there can be no assurance that the Fund will pay any dividend or capital gains distributions. Dividends and capital gain distributions will be taxable to shareholders whether received in cash or reinvested in additional shares of the Fund.

         Notices as to the source or sources from which any dividend is paid, if not paid from net investment income, will be provided in accordance with Section 19(a) of the 1940 Act. A final liquidating distribution to shareholders of the net assets of the Fund will be made on, or before, the termination of the Fund.


--------------------------------------------------------------------------------

                        DETERMINATION OF NET ASSET VALUE

--------------------------------------------------------------------------------

         The net asset value per Share will be determined monthly as of 3 p.m. (New York time) on the last day on which the New York Stock Exchange is open in each month. For purposes of determining the net asset value per Share, the value of the Fund's assets (less the Fund's liabilities) will be divided by the number of outstanding Shares. See the Statement of Additional Information for a discussion of the methodology used to value the Fund's assets.


274828.26

--------------------------------------------------------------------------------

                            CAPITAL STOCK OF THE FUND

--------------------------------------------------------------------------------

                             Description of Shares,
                          Voting Rights and Liabilities

         The Fund was incorporated in Maryland on September 12, 1995. The authorized capital stock consists of one hundred million shares of common stock having a par value of one-tenth of one cent ($.001) per share.

         Shares have no preference, preemptive, conversion or similar rights. Each share has equal voting, dividend, distribution and liquidation rights. Shares when issued are fully paid and non-assessable, except as set forth below. Shareholders are entitled to one vote for each share held on matters on which they are entitled to vote. The Fund is not required, and has no current intention, to hold annual meetings of shareholders, although the Fund will hold special meetings of shareholders when in the judgment of the Board of Directors it is necessary or desirable to submit matters for a shareholder vote. Shareholders also have under certain circumstances (e.g., upon application and submission of certain specified documents to the Board of Directors by a specified number of shareholders) the right to remove one or more Directors of the Fund. Shareholders also have the right to remove one or more Directors without a meeting by a declaration in writing by a specified number of shareholders. Upon liquidation or dissolution of the Fund, shareholders would be entitled to share pro rata in the net assets available for distribution to shareholders.


         The Fund's charter provides that the Fund will terminate automatically on December 31, 2001 provided that the duration of the Fund may be extended for successive one-year periods provided that each continuance is specifically approved in advance by the holders of more than 75% of the shares of the Fund's Common Stock. In the event either Clifford E. Lai or Thomas H. Mattinson ceases his affiliation with the Adviser and its affiliates, the Fund will terminate immediately thereafter, unless otherwise extended by the approval of more than 75% of the outstanding shares of the Fund's Common Stock. Notwithstanding the foregoing, the Fund may be liquidated at any time upon the unanimous consent of the shareholders. In connection with such termination, the Fund will liquidate all of its assets and distribute to shareholders the net proceeds therefrom in cash after making appropriate provisions for any liabilities of the Fund. The foregoing provisions of the Fund's charter are governed by the Maryland General Corporation Law (the "MGCL") and not the 1940 Act. Pursuant to the MGCL, unless the duration of the Fund is extended, the termination of the existence of the Fund will occur on the later of: (i) December 31, 2001; or (ii) the date on which the Fund fulfills the conditions set forth in Section 3-519(a) of the MGCL, which requires the Fund to make payment of any applicable taxes and/or unemployment insurance payments due to the State of Maryland.


         On September 12, 1995, the predecessor to Lend Lease Hyperion Capital Advisors, L.L.C. purchased $100,000 of the Fund's Shares at an initial subscription price of $10.00 per share. Based on the foregoing share ownership, the vote of the Adviser may be determinative of the outcome of any matters submitted to the vote of the shareholders of the Fund. As of the date of the Private Placement Memorandum, Lend Lease Hyperion Capital Advisors, L.L.C. owned of record and beneficially 10,000 shares, constituting 100% of the outstanding shares, and thus, until the offering of the shares is completed, Lend Lease Hyperion Capital Advisors, L.L.C. will continue to control the Fund. Prior to its termination and liquidation, the Fund intends to have at all times greater than 100 beneficial owners of its securities.

         Certain individuals will each be gifted 10 shares of Common Stock by affiliates of the Adviser in order for the Fund to maintain more than 100 beneficial owners of its securities. Generally, such individuals will be employees of HCM or Lend Lease Real Estate, both affiliates of the Adviser, and are being gifted the Common Stock to enable the Fund to qualify as an investment company. Such individuals, individually and collectively, will have no ability to control or determine any corporate action of the Fund that requires shareholder approval in light of the relative amount of the stock held by such persons.


274828.26

         Annual and other meetings may be required with respect to such additional matters relating to the Fund as may be required by the 1940 Act, any registration of the Fund with the Securities and Exchange Commission or any state, or as the Directors may consider necessary or desirable. Each Director serves until the next meeting of the shareholders called for the purpose of considering the election or reelection of such Director or of a successor to such Director, and until the election and qualification of his or her successor, elected at such a meeting, or until such Director sooner dies, resigns, retires or is removed by the vote of the shareholders.

         For further information with respect to the Fund and the shares offered hereby, reference is made to the Fund's registration statement filed with the Securities and Exchange Commission, including the exhibits thereto. The Registration Statement and the exhibits thereto may be examined at the
Commission and copies thereof may be obtained upon payment of certain duplicating fees.

         The Fund may offer additional shares. Other offerings of the Fund's shares, if made, will require approval of its Board of Directors and approval by the holders of more than 75% of the outstanding shares of the Fund's Common Stock. Any additional offering will be subject to the requirement of the 1940 Act that shares may not be sold at a price below the then current net asset value, exclusive of sales loads, except in connection with an offering to existing shareholders or with consent of the holders of more than 75% of the outstanding shares of the Fund's Common Stock.

                Discretionary Tender Offers and Repurchase Offers

         The Board of Directors may elect to periodically redeem Shares of the Fund in the manner described herein or as it otherwise may be permitted under applicable laws. Commencing eighteen months after the date of the offering of the Fund's Shares and periodically thereafter, the Board of Directors of the Fund may elect to make discretionary repurchase offers to all Fund shareholders. Pursuant to a discretionary repurchase offer, the Fund will repurchase the Shares for cash at the net asset value including accrued income not yet declared as dividends determined on the repurchase pricing date and will pay the holders of the Fund's Shares by the repurchase payment deadline, unless the repurchase offer is suspended or postponed.

         Beginning eighteen months after this offering, the Fund's Board of Directors may consider at any time repurchases of Shares or a tender offer for cash at net asset value including accrued income not yet declared as dividends for all or a portion of the outstanding Shares. Under certain circumstances, it is possible that periodic purchases of, or tender offers for, the Fund's Shares may cause a deemed dividend distribution under the Code as defined herein to the remaining shareholders of the Fund. Each such tender offer is subject to approval by the Board of Directors. Subject to the Fund's fundamental policy with respect to leverage, the Fund may borrow to borrowings will reduce the Fund's net income.

         Because of the nature of the Fund's investment objectives, policies and portfolio, the Adviser does not anticipate that repurchases and tenders should interfere with the ability of the Fund to manage its investments in order to seek its investment objectives, and does not anticipate any material difficulty in borrowing money or disposing of portfolio securities to consummate share repurchases and tenders.

         If a tender offer is made, it is the announced policy of the Board of Directors of the Fund, which may be changed by the Board of Directors, not to accept tenders or effect repurchases if (1) such transactions, if consummated, would impair the Fund's status as a regulated investment company under the Code (i.e., it would make the Fund a taxable entity, causing the Fund's income to be taxed at the corporate level in addition to the taxation of shareholders who receive dividends from the Fund); (2) the Fund would not be able to borrow money or liquidate portfolio securities in an orderly manner to fund such purchases without creating a negative impact on the net asset value of the Fund to the detriment of non-tendering shareholders; or (3) there is, in the Board of Directors' judgment, (a) any material legal action or proceeding, instituted or threatened, challenging such transaction or otherwise materially adversely affecting the Fund, (b) a declaration of a banking moratorium by federal or state authorities or any suspension of payment by banks generally in the United States or New York

274828.26

State, (c) a material limitation affecting the Fund or the issuers of its portfolio securities imposed by federal or state authorities on the extension of credit by lending institutions, (d) the commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or (e) any other events or conditions which would have a material adverse effect on the Fund or its shareholders if shares were repurchased. The Board of Directors may modify these conditions in light of experience.

         Any tender offer made by the Fund will be at net asset value per share (including accrued income not yet declared as dividends) determined at the close of business on the day the offer ends, and will be made in such manner as may be determined by the Board of Directors in compliance with the Securities Exchange Act of 1934, the rules promulgated thereunder and other applicable laws and regulations. Shareholders will be notified of such tender offer by publication or mailing or both. As of the close of business each day during the offer, the Fund will calculate its net asset value and make its calculation available to shareholders at the telephone number specified in the offering statement. When a tender offer is authorized by the Fund's Board of Directors, a shareholder wishing to accept the offer will be required to tender all of the Shares owned by such shareholder (or attributed to the shareholder for Federal income tax purposes under Section 318 of the Code) (the "Tender Shares"). Failure by a shareholder to tender all such Shares could result in adverse tax consequences of such shareholder and all other shareholders. The Fund will purchase Tender Shares in accordance with the terms of the offer unless it determines to accept none of them (based upon one of the conditions of the tender offer as summarized above). Costs associated with the tender offer will be charged against capital.

         Tender Shares that have been accepted and purchased by the Fund will be held in its treasury until reissued by the Board of Directors. Treasury shares will be recorded and reported as an offset to shareholders' equity and accordingly will reduce the Fund's aggregate assets. If Treasury shares are retired, issued and outstanding Shares and capital in excess of par will be reduced.

                        Limited Transferability of Shares

         The Fund does not intend to list its Shares on a stock exchange and therefore it is not anticipated that a market for the Shares will develop. The transfer of any such Shares will be done at the then current net asset value of the Fund's Shares and may only be sold under an exemption from the registration requirements of the Securities Act because the Fund's Shares have not been registered under the Securities Act. The availability of such exemption is dependent, in part, upon the "investment intent" of each new investor and the suitability of such an investment for him.

--------------------------------------------------------------------------------

                                      TAXES

--------------------------------------------------------------------------------

         The following summary reflects the existing provisions of the Code and other relevant federal income tax authorities applicable to U.S. citizens and residents and U.S. domestic corporations, partnerships, trusts and estates, as of the date of this Private Placement Memorandum. The federal income tax consequences described below do not deal with the federal income tax consequences applicable to investors subject to special rules, such as banks, non-U.S. investors, insurance companies and dealers in securities. A shareholder in the Fund should consult his or her own tax adviser concerning these matters.

         The Fund intends to qualify and to elect to be treated as a regulated investment company for federal income tax purposes for its taxable year beginning August 1, 1999. To qualify as a regulated investment company, the Fund must distribute annually to shareholders at least 90% of its investment company taxable income (which includes, among other items, dividends, taxable interest and the excess of net short-term capital gains over net long-term capital losses), and meet certain diversification of assets, source of income, and other


274828.26
requirements of the Code. If the Fund does qualify and elect, it will not be subject to Federal income tax on the portion of its investment company taxable income (including any net capital gain) it distributes to shareholders in a timely manner, but will be subject to Federal income tax on any undistributed income, and to an additional tax on undistributed income if the ownership of the Fund is concentrated and the Fund is therefore treated as a personal holding company. If the Fund does not meet all of these Code requirements, it will be taxed as an ordinary corporation and its distributions will generally be taxed to shareholders as ordinary income. In determining the amount of net capital gains to be distributed, any capital loss carryover from prior years will be applied against capital gains to reduce the amount of distributions paid.

         Amounts, other than tax-exempt interest, not distributed on a timely basis in accordance with a calendar year distribution requirement may be subject to a nondeductible 4% excise tax. To prevent imposition of the excise tax, the Fund must distribute for the calendar year an amount equal to the sum of (1) at least 98% of its ordinary income (excluding any capital gains or losses) for the calendar year, (2) at least 98% of the excess of its capital gains over capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 of such year, and (3) all ordinary income and capital gain net income (adjusted for certain ordinary losses) for previous years that were not distributed during such years.

         Distributions to shareholders attributable to the Fund's interest income (including original issue discount and market discount), other items of ordinary income, and net short-term capital gains are taxable as ordinary dividend income. It is not anticipated that any of such dividends will qualify for the dividends received deduction for corporate shareholders. Capital gain dividends, which are designated as distributions of net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss, if any), are taxable as long- term capital gains, regardless of how long the Shares have been held by the shareholder. The taxation of capital gains is discussed below. All distributions are taxable to the shareholder whether reinvested in additional shares or received in cash. Shareholders will be notified annually as to the Federal tax status of distributions. Shareholders receiving distributions in the form of additional shares will have a cost basis for Federal income tax purposes in each share received equal to the net asset value of a share of the Fund on the reinvestment date.


         Investors should be careful to consider the tax implications of buying shares just prior to a distribution by the Fund. The price of shares purchased at that time includes the amount of the forthcoming distribution. Distributions by the Fund reduce the net asset value of the Fund's shares, but nevertheless would be taxable to the shareholder as ordinary income or capital gain as described above, even though, from an investment standpoint, they may constitute a partial return of capital.


         Dividends and distributions are generally taxable to the shareholders at the time the dividend or distribution is made. Any dividend declared by the Fund in October, November or December of any calendar year, however, which is payable to shareholders of record on a specified date in such a month and which is not paid on or before December 31 of such year, will be treated as received by the shareholders as of December 31 of such year, provided that the dividend is paid during January of the following year.

         Upon the taxable disposition (including a sale or redemption) of shares of a Fund, a shareholder may realize a gain or loss, depending upon its basis in the shares. The gain or loss will be treated as capital gain or loss if the shares are capital assets in the shareholder's hands, and will be long-term if the shareholder's holding period for the shares is more than 12 months. Non-corporate shareholders are subject to tax at a maximum rate of 20% on long-term capital gains (10% if the taxpayer is, and would be after accounting for such gains, subject to the 15% tax bracket for ordinary income). Long-term capital gains of corporate taxpayers are currently taxed at the same rates applicable to ordinary income. A loss realized by a shareholder on the disposition of Fund shares with respect to which capital gain dividends have been paid will, to the extent of such capital gain dividends, be treated as long-term capital loss if such shares have been held by the shareholder for six months or less. Further, a loss realized on a disposition will be disallowed to the extent the shares disposed of are replaced (whether by reinvestment of distributions or otherwise) within a period of 61 days beginning 30 days before and ending 30

274828.26
days after the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. The deductibility of capital losses is subject to limitations.

         The amount and character of the taxable income or tax loss of the Fund will depend upon the application of a number of complex and/or uncertain aspects of Federal income tax law. In particular, certain securities issued or acquired by the Fund (including regular interests in real estate mortgage investment conduits, may be treated as having original issue discount ("OID") for Federal income tax purposes. A security will be treated as having OID if its stated redemption price at maturity exceeds its issue price by more than a statutory de minimis amount. In the case of any security treated as having OID, the Fund would be required to accrue a portion of the OID daily as interest income even though it would not actually receive the cash payment of such income until a later period. A similar problem may arise with respect to residual interests in a real estate mortgage investment conduit.

         Other securities acquired by the Fund may be acquired at a market discount. A security is purchased at a market discount when, subject to a statutory de minimis exception, it is purchased after the original issue at a price below the stated redemption price at maturity. Any gain from the disposition of a security that was originated after July 18, 1984 and acquired by the Fund at a market discount will be treated as ordinary income to the extent the gain does not exceed the accrued market discount. Holders of market discount securities are required to include as ordinary income any partial principal payment on the loan, to the extent such payment does not exceed the accrued market discount on such security, even if the holder eventually disposes of the security prior to maturity at a loss. The Administration's fiscal year 2000 budget proposal would have required that market discount be included in income currently.

         Certain of the options, futures contracts, and forward foreign currency exchange contracts in which the Fund may invest are so-called "section 1256 contracts." With certain exceptions, realized gains or losses on section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses ("60/40"). Also, section 1256 contracts held by the Fund at the end of each taxable year (and, generally, for purposes of the 4% excise tax, on October 31 of each year) are "marked-to-market" with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as 60/40 gain or loss.

         Generally, the hedging transactions undertaken by the fund may result in "straddles" for Federal income tax purposes. The straddle rules may affect the timing and character of gains (or losses) realized by the Fund. Losses realized by the Fund on a position that is part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which such losses are realized. The hedging transaction may increase the amount of short-term capital gain realized by the Fund.

         The Fund is required to report to the Internal Revenue Service ("IRS") all distributions to shareholders, except in the case of certain exempt shareholders. Distributions by the Fund (other than distributions to exempt shareholders) are generally subject to withholding of Federal income tax at a rate of 31% ("backup withholding") if (1) the shareholder fails to furnish the Fund with and to certify the shareholder's correct taxpayer identification number or social security number, (2) the IRS notifies the Fund or a shareholder that the shareholder has failed to report properly certain interest and dividend income to the IRS and to respond to notices to that effect, or (3) when required to do so, the shareholder fails to certify that he or she is not subject to backup withholding. If the withholding provisions are applicable, any such distributions (whether reinvested in additional shares or taken in cash) will be reduced by the amounts required to be withheld. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that he or she is not otherwise subject to back-up withholding. An individual's taxpayer identification number is his or her Social Security number.

         Back-up withholding is not an additional tax and may be credited against a taxpayer's federal income tax provided the shareholder provides the necessary information.


274828.26

         Because shares of the Fund are privately placed, not publically offered, individual shareholders will be required to gross up their dividends from the Fund by their share of the investment expenses incurred by the Fund, which expenses will be allowable deductions for individual shareholders only to the extent such expenses, together with other miscellaneous itemized deductions of the shareholder, exceed 2% of the shareholder's adjusted gross income.


         Dividends and capital gains distributions may also be subject to state, local and foreign taxes.

         Shareholders who are not United States citizens or residents should be aware that distributions from the Fund will generally be subject to a withholding tax of 30%, or a lower treaty rate, and should consult their own tax advisers to determine whether investment in the Fund is appropriate.

         Entities that generally qualify for an exemption from Federal income tax, such as many pension trusts, are nevertheless taxed on "unrelated business taxable income." A tax-exempt entity's dividend income from the Fund and gain from the sale of shares in the Fund or the Fund's sale of securities should not constitute unrelated business income to such tax-exempt entity unless the acquisition of the share itself is debt-financed or constitutes dealer property in the hands of the tax-exempt entity, or (and to the extent that) the Fund owns residual interests in a REMIC.

         Before investing in the Fund, the trustee or investment manager of an employee benefit plan (e.g., a pension or profit sharing retirement plan) should consider among other things (a) whether the investment is prudent under the Employee Retirement Income Security Act of 1974 ("ERISA"), taking into account the needs of the plan and all of the facts and circumstances of the investment in the Fund; and (b) whether the investment satisfies the diversification requirement of Section 404(a)(1)(C) of ERISA.

         The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury Regulations thereunder presently in effect. These provisions are subject to change by legislative or administrative action, and any such changes may be effective either prospectively or retroactively.
Shareholders are advised to consult with their own tax advisers for more detailed information concerning federal, state and local income tax matters.

--------------------------------------------------------------------------------

                               VALIDITY OF SHARES

--------------------------------------------------------------------------------

         The validity of the Shares offered hereby will be passed on for the Fund by Battle Fowler LLP, 75 East 55th Street, New York, New York 10022.


--------------------------------------------------------------------------------

                                     EXPERTS

--------------------------------------------------------------------------------

         PricewaterhouseCoopers LLP serves as the independent accountants for the Fund and audits its annual financial statements.


274828.26

--------------------------------------------------------------------------------

                             REPORTS TO SHAREHOLDERS

--------------------------------------------------------------------------------

         The Fund will send unaudited quarterly reports and audited annual reports, including a list of investments held, to shareholders.


--------------------------------------------------------------------------------

                               FURTHER INFORMATION

--------------------------------------------------------------------------------



         The Private Placement Memorandum and the SAI do not contain all of the information set forth in the Registration Statement that the Fund has filed with the Securities and Exchange Commission. The complete Registration Statement, including the Code of Ethics for the Fund and the Adviser, may be reviewed at the Securities and Exchange Commission or on the internet, or obtained from the Securities and Exchange Commission upon payment of the prescribed fee by:

o        calling: 1-800-SEC-0330
o        visiting the SEC internet address: http://www.sec.gov.
o writing: Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549-6009


         The Fund does not intend to hold annual meetings of shareholders, except as may be required by applicable law. A special meeting of shareholders will be called upon the Fund's receipt of the written request of the holders of at least ten percent of the shares of the Common Stock of the Fund issued and outstanding and entitled to vote at such meetings.

                                      * * *

Investment Adviser
Lend Lease Hyperion Capital Advisors, L.L.C.
One Liberty Plaza
New York, New York 10006

Administrator
Hyperion Capital Management, Inc.
One Liberty Plaza
New York, New York 10006

Transfer Agent, Custodian and Accounting Agent
State Street Bank and Trust Company
2 Avenue De Lafayette
Boston, Massachusetts 02111

Placement Agent
Lend Lease Capital Markets, Inc.
3424 Peachtree Road, NE
Atlanta, Georgia  30326

274828.26

                       STATEMENT OF ADDITIONAL INFORMATION


                                 March 15, 2000


LEND LEASE HYPERION HIGH-YIELD CMBS FUND, INC.
One Liberty Plaza, New York, New York 10006
(212) 549-8400


                  This Statement of Additional Information sets forth information which may be of interest to investors but which is not necessarily included in the Fund's Private Placement Memorandum, dated March 15, 2000 (the "Private Placement Memorandum"), through which shares of the Fund are offered. This Statement of Additional Information should be read in conjunction with the Private Placement Memorandum, a copy of which may be obtained by a qualified investor without charge by calling 1-(800) Hyperion.


                  The Statement of Additional Information is NOT a private placement memorandum and is authorized for distribution to prospective investors only if preceded or accompanied by the Private Placement Memorandum.

Table of Contents                                                  Page

1.  THE FUND..........................................................2

2.  INVESTMENT OBJECTIVE, POLICIES, RISKS
       AND RESTRICTIONS...............................................2

3.  DETERMINATION OF NET ASSET VALUE;
       VALUATION OF PORTFOLIO SECURITIES..............................4

4.  TAX STATUS........................................................4

5.  MANAGEMENT OF THE FUND ...........................................5

6.  COUNSEL AND INDEPENDENT ACCOUNTANTS .............................10

7.  PORTFOLIO TRANSACTIONS...........................................10

8.  DESCRIPTION OF SHARES, VOTING RIGHTS
       AND LIABILITIES...............................................11

9.  FINANCIAL STATEMENTS.............................................12

10.  DESCRIPTION OF RATINGS.........................................A-1

This Statement of Additional Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

299892.12

                                   1. THE FUND

                  Lend Lease Hyperion High-Yield CMBS Fund, Inc. (the "Fund"), is a non-diversified, closed- end management investment company organized as a corporation under the laws of the State of Maryland on September 12, 1995. Lend Lease Hyperion Capital Advisors, L.L.C., the adviser of the Fund (the "Adviser"), manages the investments of the Fund from day to day in accordance with the Fund's investment objective and policies. The selection of investments for the Fund and the way they are managed depend on the conditions and trends in the economy and the financial marketplaces.

                   Hyperion Capital Management, Inc., the administrator of the Fund (the "Administrator") supervises the overall administration of the Fund, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the independent contractors and agents of the Fund; the preparation and filing of all documents required for compliance by the Fund with applicable laws and regulations; and arranging for the maintenance of books and records of the Fund. The Board of Directors of the Fund provides broad supervision over the affairs of the Fund.


         2.  INVESTMENT OBJECTIVE, POLICIES, RISKS AND RESTRICTIONS

                              Investment Objective

                  The investment objective of the Fund is to provide high total return by investing in securities backed by real estate debt. There can, of course, be no assurance that the Fund will achieve its investment objective. The investment objective of the Fund is fundamental and may not be changed without approval by the holders of more than 75% of the shares of the Fund's Common Stock.

                               Investment Policies

                  The Fund seeks to achieve its investment objective by investing, under normal circumstances, at least 65% of its assets in below investment grade CMBS.

                  The following is intended only as a supplement to the information contained in the Private Placement Memorandum and should be read only in conjunction with the Private Placement Memorandum. Terms defined in the Private Placement Memorandum and not defined herein have the same meanings herein as in the Private Placement Memorandum.

                             Investment Restrictions

                  The Fund has adopted the following investment restrictions which may not be changed without approval by the holders of more than 75% of the shares of the Fund's Common Stock.

                  The Fund may not:

                  (1) Invest 25% or more of the value of the total assets of the Fund in securities of issuers engaged in any one industry (excluding real estate and related industries and U.S. Government securities as defined in the 1940
Act).

                  (2) Borrow Money. This restriction shall not apply to (i) issuing senior securities in the form of indebtedness in the aggregate up to an amount equal to 33 1/3% of the Fund's total assets (after giving effect to any such leveraging) and (ii) hedging techniques described in the Private Placement Memorandum which may be deemed to be borrowing.

299892.12
                                       -2-

                  (3) Pledge, hypothecate, mortgage or otherwise encumber its assets other than to secure such borrowings as set forth in restriction No. 2 above or in connection with, to the extent permitted under the 1940 Act, good faith hedging transactions (including interest rate swaps), reverse repurchase agreements, dollar roll agreements, when issued and forward commitment transactions.

                  (4) Underwrite the securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933 in disposing of a portfolio security.

                  (5) Invest in securities of other investment companies, except that the Fund may purchase unit investment trust securities where such unit investment trusts meet the investment objective of the Fund and then only up to 5% of the Fund's net assets, except as they may be acquired as part of a merger, consolidation or acquisition of assets, but in no event to an extent not permitted by Section 12(d) of the 1940 Act.

                  (6) Issue senior securities, except insofar as the Fund may be deemed to have issued a senior security in connection with any permitted borrowing.

                  (7) Make loans of money or property to any person, except through loans of portfolio securities to Qualified Institutions, the purchase of debt obligations in which the Fund may invest consistent with the Fund's investment objective and policies and investment restrictions or the temporary investment in repurchase agreements with Qualified Institutions. The Fund may not lend portfolio securities, if, as a result, the aggregate of such loans exceeds 33 1/3% of the value of the Fund's total assets (including such loans).

                  (8) Invest for the purpose of exercising control over management of any company.

                  (9) Purchase real estate or interests therein (including limited partnership interests but excluding Mortgage-Backed Securities, Stripped Mortgage-Backed Securities and similar instruments and REIT Debt Securities) or interests in oil, gas or mineral leases.

                  (10) Purchase or sell commodities, commodity contracts, options, futures contracts, or options on futures contracts, except for hedging purposes.

                  (11) Make any short sale of securities except for short sales against the box and short sales made in connection with hedging transactions.

                  (12) Purchase or retain any securities issued by an issuer, any of whose officers or directors, trustees or security holders is an officer or director of the Fund, or is an officer or director of the Adviser, if after the purchase of the securities of such issuer by the Fund one or more of such persons who individually owns beneficially more than 1/2 of 1% of the shares or securities, or both, all taken at market value, of such issuer, together own beneficially more than 5% of such shares or securities, or both, all taken at market value.

                  (13) Invest in CMBS where the underlying assets are non-dollar denominated Commercial Mortgage Loans.

                  (14) Invest in any security that would cause any investor in the Fund to be required to make a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  Percentage and Rating Restrictions. If a percentage restriction or a rating restriction on investment or utilization of assets set forth above or referred to in the Private Placement Memorandum is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by the Fund or a later change in the rating of a security held by the Fund will not be considered a violation of policy.

299892.12
                                       -3-

                      3. DETERMINATION OF NET ASSET VALUE;
                        VALUATION OF PORTFOLIO SECURITIES

                  The net asset value of each share of the Fund is determined as of the time of 3 p.m. (New York time) on the last day of each month on which the New York Stock Exchange is open for business (a "Pricing Day"). As of the date of this Statement of Additional Information, the New York Stock Exchange is open for business every weekday except for the following holidays (as observed): New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This determination of the net asset value of shares is made once during each Pricing Day as of 3:00 p.m., New York time, by dividing the value of the Fund's net assets (i.e., the value of its assets including accrued income less its liabilities, including expenses payable or accrued) by the number of Fund Shares outstanding in the Fund at the time the determination is made.

                  Pricing of Securities. A determination of value used in calculating net asset value must be a fair value determination made in good faith by or on behalf of the Fund's Board of Directors in accordance with procedures established by such Board. While no single standard for determining fair value exists, as a general rule, the current fair value of a security would appear to be the amount which the Fund could expect to receive upon its current sale. Some, but not necessarily all, of the general factors which may be considered in determining fair value include: (i) the fundamental analytical data relating to the investments; (ii) the nature and duration of restrictions on disposition of the securities; and (iii) an evaluation of the forces which influence the market in which these securities are purchased and sold. Without limiting or including all of the specific factors which may be considered in determining fair value, some of the specific factors include: type of security, financial statements of the issuer, cost at date of purchase, size of holding, discount from market value, value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transaction or offers with respect to the security, existence of merger proposals or tender offers affecting the securities, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

                  The Fund values CMBS and other debt securities on the basis of valuations provided by dealers or by a pricing service, approved by the Fund's Board of Directors, which uses information with respect to transactions in such securities, quotations from dealers, market transactions in comparable securities, various relationships between securities and yield to maturity in determining value. Debt securities having a remaining maturity of sixty days or less when purchased, and debt securities originally purchased with maturities in excess of sixty days but which currently have maturities of sixty days or less are valued at cost adjusted for amortization of premiums and accretion of discounts.


                                  4. TAX STATUS


                  The Fund intends to qualify and elect to be treated as a regulated investment company for federal income tax purposes for its fiscal year beginning August 1, 1999 and it intends to do so for future fiscal years. In order to so qualify, the Fund must, among other things, (a) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to loans of securities, gains from the sale or other disposition of securities or other income derived with respect to its business of investing in such securities (including, but not limited to, gains from options, futures or forward contracts); and (b) diversify its holdings so that, at the end of each fiscal quarter, (i) at least 50% of the value of the Fund's assets is represented by cash, U.S. Government securities (as defined in the 1940 Act), securities of other regulated investment companies, and other securities which, with respect to any one issuer, do not represent more than 5% of the value of the Fund's assets nor more than 10% of the voting securities of such issuer, and
(ii) not more than 25% of the value of the Fund's assets is invested in the securities of any issuer (other than U.S. Government securities as defined in the


299892.12
                                       -4-

1940 Act or the securities of other regulated investment companies) or of two or more issuers which the Fund controls and which are engaged in the same or related trades or businesses. If the Fund qualifies as a regulated investment company and satisfies a minimum distribution requirement, the Fund will not be subject to federal income tax to the extent that it distributes its income to its shareholders. The minimum distribution requirement is satisfied if the Fund distributes as an ordinary income dividend at least 90% of its investment company taxable income (generally net investment income and the excess of net short-term capital gain over net long-term capital loss and computed without regard to the deduction for dividends paid) for the taxable year. The Fund will be subject to corporate income tax on undistributed income and to an additional tax on any undistributed income if the ownership of the Fund is concentrated and the Fund is therefore treated as a personal holding company.

                  The Fund may be subject to a nondeductible 4% excise tax which will be imposed if, and to the extent that, the Fund does not distribute by the end of each calendar year (or is not subjected to regular corporate tax in such year on) an amount equal to the sum of (a) 98% of the Fund's ordinary income for such calendar year; (b) 98% of the excess of capital gains over capital losses for the one-year period ending on October 31 of each year; and (c) the undistributed income and gains from the preceding years (if any) pursuant to the calculations in (a) and (b). A distribution will be treated as having been paid on December 31 if it is declared by the Fund in October, November or December with a record date in such month and is paid by the Fund in January of the following year. Such distribution will be treated as received by the shareholders in the calendar year in which the distribution is declared.

                  The Fund intends to engage in various hedging transactions. Under various provisions of the Code, the result of such transactions may be to change the character of recognized gains and losses, accelerate the recognition of certain gains and losses, and defer the recognition of certain losses.

                  The Fund's taxable income will in most cases be determined on the basis of reports made to the Fund by the issuers of the securities in which the Fund invests. The tax treatment of certain securities in which the Fund may invest is not free from doubt and it is possible that an Internal Revenue Service examination of the issuers of such securities or of the Fund could result in adjustments to the income of the Fund. An upward adjustment by the Internal Revenue Service to the income of the Fund may result in the failure of the Fund to satisfy the minimum distribution requirement described above.

                  The Fund's fiscal year end is July 31st.


                            5. MANAGEMENT OF THE FUND

                  The directors and officers of the Fund and their principal occupations during the past five years are set forth below. Their titles may have varied during this period. Asterisks indicate that those directors are "interested persons" (as defined in the 1940 Act) of the Fund. Except for Kurt
L. Wright and Thomas H. Mattinson whose address is 3424 Peachtree Road, N.E., Suite 800, Atlanta, Georgia 30326; Leo M. Walsh, Jr. whose address is 100 Parsons Pond Drive, Franklin Lakes, New Jersey 07417; and Harald R. Hansen whose address is Club Station Drive, Atlanta, Georgia 30319, the address of each director and officer is One Liberty Plaza, New York, New York 10006.









299892.12
                                       -5-

Officers and Directors of the Fund


Harald R. Hansen                       He served as chairman of First Union
         Director                      National Bank of Georgia from January
                                       1989 until his retirement in September
                                       1996. From January 1989 to April 1996 he also served as Chief Executive Officer of First Union National Bank of Georgia and prior to that he was executive vice president in charge of the General
                                       Banking Group of First Union National
                                       Bank of Georgia. Mr. Hansen has been a
                                       Director of Chastain Capital Corporation since February 1998. Mr. Hansen serves as chairman of the board of directors of the United Way, chairman of the advisory board for the School of Business at Clark
                                       Atlanta University, Chairman of the
                                       Midtown Alliance and the Chairman of the Atlanta Paralympics Organizing Committee.
                                       In addition, he serves on the board of
                                       directors of the Atlanta Symphony, the
                                       High Museum of Art in Atlanta, the
                                       Woodruff Arts Center, the Southern Golf
                                       Association, the Georgia State University
                                       School of Business and the Fuqua School
                                       of Business at Duke University. Mr.
                                       Hansen has received numerous honors
                                       including the Distinguished Service Award from the Atlanta Business League and the Minority Business Advocate of the Year from the Minority Business Development
                                       Agency in Atlanta. Mr. Hansen earned a
                                       bachelor's degree from Duke University
                                       and served in the U.S. Naval Reserve, the U.S. Marine Corps and is a retired colonel in the U.S. Marine Corps Reserve.
                                       Age 68.

Leo M. Walsh, Jr.                      Director and/or Trustee of several
         Director (Chairman of         investment companies advised by Hyperion
         the Audit Committee)          Capital Management, Inc. or by its
                                       affiliates (1989-Present). Financial
                                       Consultant for Merck-Medco Managed Care
                                       L.L.C. (formerly Medco Containment
                                       Services Inc.) (1994-Present). Financial
                                       Consultant for Synetic Inc., a
                                       manufacturer of porous plastic materials for health care uses (1989-1990);
                                       President, WW Acquisition Corp.
                                       (1989-1990); Senior Executive Vice
                                       President and Chief Operating Officer of
                                       The Equitable Life Assurance Society of
                                       the United States ("The Equitable")
                                       (1986-1988); Director of The Equitable
                                       and Chairman of Equitable Investment
                                       Corporation, a holding company for The
                                       Equitable's investment oriented
                                       subsidiaries (1983-1988); Chairman and
                                       Chief Executive Officer of
                                       EQUICOR-Equitable HCA Corporation (1987-
                                       1988). Age 67.


299892.12
                                       -6-

*Kurt L. Wright                        Mr. Wright has been Executive Vice
         Director and Chairman         President of Lend Lease Real Estate since
         of the Board                  April 1997 and currently heads Lend Lease
                                       Real Estate's Mortgage Debt and Public
                                       Markets Group, which is responsible for
                                       all CMBS, loan originations and
                                       securitization and high-yield investing.
                                       Mr. Wright also has been Chief Executive
                                       Officer of Chastain Capital since its
                                       inception. From 1995 to 1997, he was
                                       Senior Vice President responsible for
                                       portfolio management for the Buckhead
                                       Strategic Fund series. From 1993 to 1995,
                                       Mr. Wright was a Vice President
                                       responsible for mortgage research,
                                       product development and marketing
                                       activities within the Mortgage Investors
                                       Group. From 1990 to 1993, he performed
                                       real estate market analyses and ad hoc
                                       review of client portfolios while a
                                       member of ERE's Investment Research
                                       Department and is a member of the
                                       Investment Committee of ERE Rosen, LLC, a
                                       REIT securities manager with $500 million of assets under management. From 1988 to 1990, he was a Senior Analyst for the Prudential Realty Group, from 1985 to
                                       1987 he was Treasurer and Controller of
                                       Morgan Stanley Real Estate Inc. and from
                                       1981 to 1984 he was an accountant for
                                       Deloitte, Haskins & Sells specializing in real estate. Mr. Wright is a Chartered
                                       Financial Analyst and a Certified Public
                                       Accountant, and is a member of the
                                       Editorial Board of Real Estate Capital
                                       Markets Report and the Research Committee of the National Council of Real Estate
                                       Investment Fiduciaries. Mr. Wright has a
                                       BA from Colgate University, an MS from
                                       New York University and an MBA from
                                       Columbia University. Age 40.

Clifford E. Lai                        President (since December 1998) and
         President                     Chief Investment Officer, Hyperion
                                       Capital Management, Inc. (March
                                       1993-Present). President of several
                                       investment companies advised by Hyperion
                                       Capital Management, Inc. or by its
                                       affiliates (1993-Present). Formerly
                                       Managing Director and Chief Investment
                                       Strategist for Fixed Income, First Boston
                                       Asset Management (1989-1993); Vice
                                       President, Morgan Stanley & Co.
                                       (1987-1989). Age 46.

Thomas H. Mattinson                    Mr. Mattinson, a Senior Vice President
         Senior Vice President         of Lend Lease Real Estate, has been with
                                       Lend Lease Real Estate since November
                                       1995 and currently heads Lend Lease Real
                                       Estate's CMBS and structured finance
                                       investment groups. Previously, he was
                                       responsible for acquiring and managing
                                       high- yield commercial mortgages and
                                       equities on behalf of the Buckhead
                                       Strategic Fund. He also was formerly
                                       associated with EQ Services, an Equitable
                                       Real Estate affiliate, from 1992 to 1995, and oversaw resolution of $500 million of non-performing loans and real estate obligations. From 1990 to 1992, Mr.
                                       Mattinson was employed at Heller
                                       Financial to manage commercial mortgages and liquidate non-performing mortgages and real estate. At CARTER, formerly
                                       Carter & Associates, worked as a
                                       Financial Analyst. Mr. Mattinson has a BA in both Real Estate/Urban Land Economics and Finance from Southern Methodist
                                       University. Age 34.


299892.12
                                       -7-

Thomas F. Doodian                      Chief Operating Officer (since December
         Treasurer and Assistant       1998) and Director of Finance and
         Secretary                     Operations, Hyperion Capital Management,
                                       Inc. (July 1995- November 1998).
                                       Treasurer of several investment companies advised by Hyperion Capital Management,
                                       Inc. (February 1998-Present). Formerly,
                                       Vice President in Mortgage Backed Trading at Mabon Securities Corporation
                                       (1994-1995); fixed income analyst,
                                       trader, and Vice President and Controller at Credit Suisse First Boston
                                       (1984-1994). Age 40.

Joseph Tropeano                        Vice President and Compliance Officer of
         Secretary and Assistant       Hyperion Capital Management, Inc.
         Treasurer                     (December 1993-Present). Formerly Senior
                                       Compliance Examiner and Staff Accountant with the investment management section of the Securities & Exchange Commission's northeast regional office (1988- 1993).
                                       With Merrill Lynch from 1980 to 1988. Age
                                       38.



299892.12
                                       -8-

                          DIRECTORS' COMPENSATION TABLE
                  (Estimated for the year ended July 31, 2000)


                                                  Pension or                                       Total Compensation
                         Aggregate                Retirement Benefits     Estimated Annual         from Fund and
 Name of Person          Compensation from        Accrued as Part of      Benefits upon            Fund Complex
                         Fund                     Fund Expenses           Retirement               Paid to Directors

Leo M. Walsh                     $5,000                    None                    None                    $5,000
Harald R. Hansen                 $5,000                    None                    None                    $5,000


         Each Director, who is not an interested person of the Fund, receives annual fee of $5,000 which is paid by the Fund.

                                     Adviser

         Lend Lease Hyperion Capital Advisors, L.L.C. (the "Adviser") manages the Fund pursuant to an Investment Advisory Agreement (the "Advisory Agreement"). Subject to such policies as the Board of Directors of the Fund may determine, the Adviser makes investment decisions for the Fund. The Adviser furnishes at its own expense all facilities and personnel necessary in connection with providing these services.


         The Advisory Agreement was initially approved by the Fund's initial shareholders on September 22, 1995. The Advisory Agreement was most recently approved by the Fund's board of directors, including a majority of the directors who are not parties to the agreement or interested persons of any such party (as such term is defined in the 1940 Act) effective January 1, 2000. The Advisory Agreement will continue in effect for a period of two years from its effective date, and if not sooner terminated, will continue in effect for successive periods of 12 months thereafter, provided that each continuance is specifically approved at least annually by both (1) the vote of a majority of the Fund's board of directors and the vote of the holders of more than 75% of the outstanding shares of the Fund's Common Stock and (2) by the vote of a majority of the directors who are not parties to such Agreement or interested persons (as such term is defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement may be terminated as a whole at any time by the Fund, without the payment of any penalty, upon the vote of a majority of the Fund's Board of Directors or a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Adviser or by the Adviser on 60 days' written notice to the Fund. The Agreement will terminate automatically in the event of its assignment (as such term is defined in the 1940 Act and the rules thereunder). The Advisory Agreement may not be amended without the approval of the holders of more than 75% of the Fund's outstanding Common Stock.


         The Advisory Agreement provides that neither the Adviser nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in its services to the Fund, except for willful misfeasance, bad faith, gross negligence or reckless disregard of its or their obligations and duties under the Advisory Agreement. The Advisory Agreement provides that the Adviser may render services to others.

         The Fund's Private Placement Memorandum contains additional information regarding the Adviser and a description of fees payable to the Adviser for services under the Advisory Agreement.


299892.12
                                       -9-

                                  Administrator

         Pursuant to the Administrative Services Agreements, the Administrator provides the Fund with general office facilities and supervises the overall administration of the Fund; including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the independent contractors and agents of the Fund; the preparation and filing of all documents required for compliance by the Fund with applicable laws and regulations; and arranging for the maintenance of books and records of the Fund. Pursuant to its terms, the Sub-Administration Agreement between the Administrator and Investors Capital Services, Inc., a Delaware corporation, will continue subject to the approval of the Fund's Board of Directors. Investors Capital provides for, or assists the Administrator in managing and supervising all aspects of, the general day-to-day business activities and operations of the Fund other than investment advisory activities, including custodial, transfer agency, dividend disbursing, accounting, auditing, compliance and related services. The Administrator provides persons satisfactory to the Board of Directors of the Fund to serve as officers of the Fund. Such officers may be directors, officers or employees of the Administrator or its affiliates. The Administrative Services Agreement may not be amended without the approval of the holders of more than 75% of the outstanding shares of the Fund's Common Stock.


         The Fund's Private Placement Memorandum contains a description of the fees payable to the Administrator under the Administrative Services Agreement. The Administrative Services Agreement was approved by the Fund's Board of Directors effective January 1, 2000. The Administrative Services Agreement will continue in effect for a period of one year from its effective date, and if not sooner terminated, will continue in effect for successive periods of 12 months thereafter, provided that each continuance is specifically approved at least annually by both (1) the vote of a majority of the Fund's board of directors and the vote of the holders of more than 75% of the outstanding shares of the Fund's Common Stock and (2) by the vote of a majority of the directors who are not parties to such Agreement or interested persons (as such term is defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Administrative Services Agreement may be terminated as a whole at any time by the Fund, without the payment of any penalty, upon the vote of a majority of the Fund's Board of Directors or a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Administrator or by the Administrator on 60 days' written notice to the Fund. The Agreement will terminate automatically in the event of its assignment (as such term is defined in the 1940 Act and the rules thereunder). The Administrative Services Agreement may not be amended without the approval of the holders of more than 75% of the Fund's outstanding Common Stock..


                 Transfer Agent, Custodian and Accounting Agent

         The Fund has entered into a Transfer Agent and Registrar Services Fee Agreement with State Street Bank & Trust Company ("State Street") which acts as transfer and accounting agent for the Fund. Pursuant to a Custodian Agreement, State Street also acts as the custodian of the Funds's assets. For its services, the Custodian will receive compensation as may from time to time be agreed upon by it and the Fund. The Fund's transfer and accounting agent and custodian do not assist in, and are not responsible for, investment decisions involving assets of the Fund.

                                 Code of Ethics


             The Fund and the Adviser have each adopted a Code of Ethics under Rule 17j-1 of the 1940 Act. The Code of Ethics for the Fund and the Adviser (the "Code") restricts the personal investing activities of certain Access Persons and others, as defined in the Code. The primary purpose of the Code is to ensure that these investing activities do not disadvantage the Fund. Such Access Persons are generally required to preclear security transactions with the Fund's Compliance Officer or his designee and to report all transactions on a regular basis. The Compliance Officer or designee has the responsibility for interpreting the provisions of the Code, for


299892.12
                                      -10-
adopting and implementing Procedures for the enforcement of the provisions of the Code, and for determining whether a violation has occurred. In the event of a finding that a violation has occurred, the Compliance Officer or designee shall take appropriate action. The Fund and the Adviser have developed procedures for the administration of the Code.




                     6. COUNSEL AND INDEPENDENT ACCOUNTANTS

         Legal matters in connection with the issuance of shares of stock of the Fund are passed upon by Messrs. Battle Fowler LLP. PricewaterhouseCoopers LLP are the independent accountants for the Fund, providing audit services and tax return preparation.



                            7. PORTFOLIO TRANSACTIONS

         The Fund's purchases and sales of securities usually are principal transactions. Securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases and, therefore, the Fund does not anticipate paying brokerage commissions on its securities purchases, although it may pay such commissions on futures transactions. Any transaction for which the Fund pays a brokerage commission will be effected at the best price and execution available. Purchases from underwriters of securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and asked price.

         Allocation of transactions, including their frequency, to various dealers is determined by the Adviser in its best judgment and in a manner deemed to be in the best interest of the investors in the Fund rather than by any formula. The primary consideration is prompt execution of orders in an effective manner at the most favorable price.

         Investment decisions for the Fund will be made independently from those for any other account or investment company that is or may in the future become managed by the Adviser or its affiliates. If, however, the Fund and other investment companies or accounts managed by the Adviser are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by the Fund or the size of the position obtainable for the Fund. In addition, when purchases or sales of the same security for the Fund and for other investment companies managed by the Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales. Furthermore, in certain circumstances affiliates of the Adviser whose investment portfolios are managed internally, rather than by the Adviser, might seek to purchase or sell the same type of investments at the same time as the Portfolio. Such an event might also adversely affect the Fund.


             8. DESCRIPTION OF SHARES, VOTING RIGHTS AND LIABILITIES

         The authorized capital stock of the Fund, which was incorporated on September 12, 1995 in the State of Maryland, consists of one hundred million shares of stock having a par value of one tenth of one cent ($.001) per share. Each share when issued will have identical voting rights, equal dividend, distribution and liquidation rights and each fractional share has those rights in proportion to the percentage that the fractional share represents of a whole share. Shares will be voted in the aggregate. There are no conversion or preemptive rights in connection with any shares of the Fund. All shares, when issued in accordance with the terms of the offering, will be fully

299892.12
                                      -11-
paid and nonassessable. On September 12, 1995, the predecessor of Lend Lease Hyperion Capital Advisers, L.L.C. purchased $100,000 of the Fund's shares at an initial subscription price of $10 per share.

         The shares of the Fund have non-cumulative voting rights, which means that the holders of more than 50% of the shares outstanding voting for the election of directors can elect 100% of the directors if the holders choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any person or persons to the Board of Directors. The Fund will not issue certificates evidencing Fund shares.


         As a general matter, the Fund will not hold annual or other meetings of the Fund's shareholders. This is because the By-Laws of the Fund provide for annual meetings only if the following actions require shareholder approval under the 1940 Act: (a) election of directors, (b) approval of revised investment advisory contracts with respect to a particular class or series of stock, (c) approval of revisions to the Fund's distribution agreement with respect to a particular class or series of stock, (d) ratification of the selection of independent public accountants, and (e) upon the written request of holders of shares entitled to cast not less than 25% of all those votes entitled to be cast at such meeting. Annual and other meetings may be required with respect to such additional matters relating to the Fund as may be required by the 1940 Act, including the removal of Fund directors(s) and communication among shareholders, any registration of the Fund with the Securities and Exchange Commission or any state, or as the Directors may consider necessary or desirable. Each Director serves until the next meeting of the shareholders called for the purpose of considering the election or reelection of such Director or of a successor to such Director, and until the election and qualification of his or her successor, elected at such meeting, or until such Director sooner dies, resigns, retires or is removed by the vote of the shareholders.



299892.12
                                      -12-

                             9. FINANCIAL STATEMENTS


         The following unaudited Statement of Assets and Liabilities and Statement of Operations reflect the financial performance of the Fund as of February 29, 2000. All of the Fund's current assets reflect the initial contribution of the Adviser and the income thereon.

                         Lend Lease Hyperion High-Yield
                                 CMBS Fund, Inc.
                       Statement of Assets and Liabilities
                             As of February 29, 2000
                                   (Unaudited)
-------------------------------------------------------------------------------


Assets:
Investments, at value (Cost...$123,734)                        $   123,733.91
Cash                                                                   734.59
Interest Receivable                                                       -
Prepaid Expenses                                                    77,870.74
Deferred Organization Expenses                                            -
Other Assets                                                              -
                                                               --------------
        Total Assets                                          $   202,339.24
                                                               --------------

Liabilities:
Due to Advisor                                                 $          -
Investment Advisory Fee Payable                                           -
Administration Fee Payable                                                -
Interest Payable                                                          -
Accrued Expenses                                                    77,870.74
                                                               --------------
         Total Liabilities                                     $    77,870.74
                                                               --------------

Net Assets:                                                    $   124,468.50
                                                               ==============

Capital Stock, at par                                          $        10.00
Additional Paid-In Capital                                          99,990.00
Undistributed Net Investment Income                                 24,468.50
Accumulated Net Realized Losses                                           -
Net Appreciation                                                          -
                                                               --------------
Net Assets Applicable to Capital Stock Outstanding             $   124,468.50
                                                               ==============


299892.12
                                      -13-

                         Lend Lease Hyperion High-Yield
                                 CMBS Fund, Inc.
                             Statement of Operations
                  For The Seven Months Ended February 29, 2000
                                   (Unaudited)
-------------------------------------------------------------------------------




Investment Income:
Interest                                                       $   3,413.69
                                                               ------------

Investment Income:
Investment Advisory Fees                                                 --
Administration Fees                                                      --
                                                               ------------
         Total Operating Expenses                                        --
                  Interest Expense                                       --
                                                               ------------
                  Total Expenses                                         --
                                                               ------------
Net Investment Income                                          $   3,413.69
                                                               ------------

Realized and Unrealized Gains (Losses) on Investments                    --
         Short Sales, Futures and Options:
Net Realized Gains (Losses):                                   $         --
Net Change in Unrealized Appreciation                                    --
                                                               ------------
Total Realized and Unrealized Gains Losses                     $         --
                                                               ------------
Net Increase in Net Assets Resulting from Operations
                                                               $   3,413.69
                                                               ============


299892.12
                                      -14-

                           10. DESCRIPTION OF RATINGS


                                   APPENDIX A


Description of Moody's Investors Service, Inc.'s
Below Investment Grade Debt Ratings:

                  Ba -- Securities which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes securities in this class.

                  B -- Securities which are rated B generally lack characteristics of a desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

                  Caa -- Securities which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

                  Ca -- Securities which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

                  C -- Securities which are rated C are the lowest rated class of securities by Moody's Investors Service and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

                  NR -- Indicates that the Security is not rated.

                  Con-Securities for which the security depends upon the completion of some act or the fulfillment of some condition are rated conditionally. These are debt obligations secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operating experience,
(c) rentals which begin when facilities are completed, or (d) payments to which some other limiting condition attaches. Rating denotes probable credit stature upon completion of construction or elimination of basis of condition.

                  Note: Moody's applies numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B (i.e., two categories below Baa) in its securities rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category, the modifier 2 indicates a mid-range ranking, and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.


Description of Standard & Poor Corporation's
Below Investment Grade Debt Ratings:

                  BB, B, CCC, CC -- Securities rated BB, B, and CCC are regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation. While such securities will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.


299892.12
                                       A-1

                  C, CI -- The C rating is applied to debt subordinated to senior debt which is assigned an actual or implied CCC - Debt rating. The CI rating is reserved for income securities on which no interest is being paid.

                  D -- Securities rated D are in default, or are expected to default upon maturity or payment date, and payment of interest and/or repayment of principal is in arrears

                  Provisional Ratings -- (Prov.) following a rating indicates the rating is provisional, which assumes the successful completion of the project being financed by the issuance of the securities being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful and timely completion of the project. This rating, however, which addresses credit quality subsequent to completion, makes no comment on the likelihood of, or the risk of default upon failure of, such completion. Accordingly, the investor should exercise his own judgment with respect to such likelihood and risk.

                  Plus (+) or Minus (-): The ratings from AA to CCC (i.e., three categories below BBB) may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

                  NR: Securities may lack a S&P rating because no public rating has been requested, because there is insufficient information on which to base a rating, or because S&P does not rate a particular type of obligation as a matter of policy.


Description of Fitch Investors Service, Inc.'s
Below Investment Grade Debt Ratings:

                  BB: Securities are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified, which could assist the obligor in satisfying its debt service requirements.

                  B: Securities are considered highly speculative. While securities in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

                  CCC: Securities have certain identifiable characteristics that, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

                  CC: Securities are minimally protected. Default in payment of interest and/or principal seems probable over time.

                  C: Securities are in imminent default in payment of interest or principal.

                  DDD, DD, and D: Securities are in default on interest and/or principal payments. Such securities are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. 'DDD' represents the highest potential for recovery on these securities, and 'D' represents the lowest potential for recovery.

                  Plus (+) or Minus (-): The ratings from AA to C (i.e. five categories below BBB) may be modified by the addition of a plus or minus sign to indicate the relative position of a credit within the rating category.

                  NR:  Indicates that Fitch does not rate the specific issue.

299892.12
                                       A-2

                  Conditional: A conditional rating is premised on the successful completion of a project or the occurrence of a specific event.


Description of Duff & Phelps Credit Rating Co.'s
Below Investment Grade Debt Ratings:

                  BB+, BB, BB-: Below investment grade but deemed likely to meet obligations when due. Present or prospective financial protection factors fluctuate according to industry conditions or company fortunes. Overall quality may move up or down frequently within this category.

                  B+, B, B-: Below investment grade and possessing risk that obligations will not be met when due. Financial protection factors will fluctuate widely according to economic cycles, industry conditions and/or company fortunes. Potential exists for frequent changes in the rating within this category or into a higher or lower rating grade.

                  CCC: Well below investment-grade securities. Considerable uncertainty exists as to timely payment of principal, interest or preferred dividends. Protection factors are narrow and risk can be substantial with unfavorable economic/industry conditions, and/or with unfavorable company developments.

                  DD: Defaulted debt obligations. Issuer failed to meet scheduled principal and/or interest payments.

                  DP:  Preferred stock with dividend arrearages.

                  Plus (+) or Minus (-): The ratings from AA to C (i.e. five categories below BBB) may be modified by the addition of a plus or minus sign to indicate the relative position of a credit within the rating category.


Notes with Respect to All Ratings:

                  Securities which are unrated expose the investor to risks with respect to capacity to pay interest or repay principal that are similar to the risks of lower-rated securities. The Fund is dependent on Fund management's judgment, analysis and experience in the evaluation of such securities.

                  Investors should note that the assignment of a rating to a security by a rating service may not reflect the effect of recent developments on the issuer's ability to make interest and principal payments.



299892.12
                                       A-3


                 LEND LEASE HYPERION HIGH-YIELD CMBS FUND, INC.

                            SUBSCRIPTION INSTRUCTIONS


                  This booklet contains the documents required in order to subscribe to the Fund. Investors should complete and execute these documents according to the instructions below.

                  This booklet must be accompanied or preceded by a copy of the Private Placement Memorandum. Investors should review the Private Placement Memorandum prior to completing the subscription documents. This entire booklet should then be returned to Lend Lease Hyperion High-Yield CMBS Fund, Inc., c/o Lend Lease Capital Markets, Inc., 3424 Peachtree Road, N.E., Suite 800, Atlanta, Georgia 30326 (Attention: _______________ (212) 848-8600). Payment for the
shares being subscribed for should be made via wire transfer in immediately available Federal funds in accordance with the payment authorization instructions set forth herein. The date on which such payment is made shall be referred to as the "Payment Date." Duplicate copies of each signed document will be returned to you after your subscription is accepted.

                  All documents must be completed and signed in accordance with the instructions set forth herein, unless otherwise indicated. These documents may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. If the investing entity requires more than one signatory to sign, then each document must be signed by the required number of signatories. Following is a list of the documents with a brief description of the action required:

         BASIC DOCUMENTS

A-1      Subscription Agreement                   Review, complete and
                                                  execute.
A-2      Investor Qualification Statement         Complete and execute.
A-3      Trade Payment Authorization Form         Review, complete and execute.


307322.9
                                       -1-

                 LEND LEASE HYPERION HIGH-YIELD CMBS FUND, INC.

                             SUBSCRIPTION AGREEMENT


         The undersigned investor ("Investor") hereby subscribes to purchase for shares of common stock in Lend Lease Hyperion High-Yield CMBS Fund, Inc. (the "Fund") (such shares hereinafter referred to as "Fund Shares") in the Subscription Amount set forth on the signature page hereof ("Subscription Amount"). Unless otherwise defined herein, or unless the context requires otherwise, the defined terms used herein have the same meaning as used in the Private Placement Memorandum of the Fund (the "Private Placement Memorandum").

         The Investor acknowledges that (i) this subscription, when received by the Fund, will be irrevocable, (ii) the Fund may reject the subscription in its absolute and sole discretion at any time prior to the delivery and payment for the Shares (the "Closing"), and (iii) this subscription will only be deemed to have been accepted upon confirmation that this Subscription Agreement has been accepted by the Fund, when payment for the Fund Shares has been made in accordance with the Trade Payment Authorization Form included as part of this booklet and when the Fund deposits, receives and acknowledges payment of the Subscription Amount by delivering a countersigned duplicate copy of this Agreement at the Closing. With this subscription, the Investor tenders the following completed and duly executed documents: (a) a completed Subscription Agreement; and (b) an Investor Qualification Statement, and (c) a Trade Payment Authorization Form. The Subscription Amount must be paid by check or wire transfer payable according to instructions provided in the Trade Payment Authorization Form.

         1.  Investor Acknowledgments and Representations
             --------------------------------------------

         The Investor hereby acknowledges, represents, and warrants to, and agrees with the Fund as follows:

                  THIS OFFERING IS BEING MADE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REGULATIONS THEREUNDER (THE "SECURITIES ACT") FOR AN OFFER AND SALE OF SECURITIES THAT DO NOT INVOLVE A PUBLIC OFFERING. THE FUND SHARES OFFERED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF, EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THERE IS CURRENTLY NO PUBLIC OR OTHER MARKET FOR THE FUND SHARES, AND NONE IS EXPECTED TO DEVELOP. EACH PROSPECTIVE INVESTOR SHOULD PROCEED ONLY ON THE ASSUMPTION THAT SUCH PROSPECTIVE INVESTOR MAY HAVE TO BEAR THE ECONOMIC RISK OF AN INVESTMENT IN THE SECURITIES OFFERED HEREBY FOR AN INDEFINITE PERIOD OF TIME AND BEAR THE RISK OF A LOSS OF THE ENTIRE INVESTMENT.

307322.9
                                       -2-

                  THE FUND HAS NOT REGISTERED AS A DEALER WITH THE NEW YORK STATE ATTORNEY GENERAL, ON THE GROUNDS THAT THE SALE OF THE FUND SHARES IS NOT A PUBLIC OFFERING WITHIN THE MEANING OF SS. 359-e OF THE NEW YORK GENERAL BUSINESS LAW.

                  IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE FUND AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTORS MUST ALSO RELY ON THEIR RELATIONSHIP WITH THE PRINCIPALS OF THE OFFERING TO OBTAIN INFORMATION ABOUT THE BACKGROUND AND EXPERIENCE OF THE PRINCIPALS THAT THE INVESTORS CONSIDER MATERIAL TO AN INVESTMENT IN THE FUND.

                  THE FUND SHARES HAVE NOT BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF 'THE GEORGIA SECURITIES ACT OF 1973', AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

         2.  Additional Representations and Warranties.
             -----------------------------------------

         The Investor hereby represents and confirms that: (a) the Investor was not formed for the specific purpose of acquiring the Fund Shares, and has total assets in excess of $5,000,000; (b) the Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed; (c) the Investor has the power and authority to carry on the business in which it is engaged and to purchase the Fund Shares; and (d) the execution and delivery of this Subscription Agreement and all other documents and agreements relating to this investment by the Investor have been duly authorized by all necessary action and constitute the legal, valid and binding obligations of the Investor enforceable in accordance with their terms.

         The undersigned hereby represents and confirms that, if executing this Subscription Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing partnership, trust, corporation, or other entity for whom the undersigned is executing this Subscription Agreement, and such partnership, trust, corporation, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Fund and has its principal place of business at the address set forth or the signature page hereof and such entity has not been formed for the specific purpose of acquiring Fund Shares.

         The Investor hereby confirms that if the Investor is a corporation: (a) the Investor is a widely held "C" corporation (i.e., 5 or fewer individuals do not hold 50% or more of the stock of the corporation) or (b) the Investor has discussed with its tax advisors the specific tax consequences to it that would result from the ownership of Fund Shares.

         The Investor hereby acknowledges and represents that (a) the Investment Officer for the Investor has received and read a copy of the Private Placement Memorandum and the Statement

307322.9
                                      -3-
of Additional Information (the "SAI") and has had an opportunity to ask questions concerning the matters stated in the Private Placement Memorandum and the SAI and has relied only upon the information contained therein; (b) the Investor is purchasing the Fund Shares for its own account, for investment, and not with a view to, or for resale, fractionalization or further distribution;
(c) the Investor, its advisers, if any, and any designated representatives, if any, have such knowledge and experience in financial and business matters necessary to evaluate evaluator the investment in the Fund, and have carefully, reviewed and understand the risks associated with investments in the Fund, which are set forth in the Private Placement Memorandum.

         The Investor has adequate means of providing for current and anticipated financial needs and contingencies, is able to bear the economic risk for an indefinite period of time and has no need for liquidity of the investment in the Fund Shares and could afford complete loss of such investment.

         The Investor is not subscribing for Fund Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Subscriber in connection with investments in securities generally.

         The Investor specifically acknowledges that by signing this Subscription Agreement, the Investor authorizes the Fund to cause the Investor to become a shareholder in the Fund.

         In addition to the transfer restrictions imposed by federal and state securities laws and the Private Placement Memorandum, Georgia investors agree that, pursuant to Section 10-5-9(13) of the Georgia Securities Act of 1973, the Fund Shares have been purchased for investment for such investor's own account.

         This agreement shall be governed by and construed in accordance with the laws of the State of New York. The Investor hereby expressly submits to the jurisdiction of all federal and state courts located in the State of New York and consents that any process or notice of motion or other application to any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed. The Investor also waives any claim that the Supreme Court of the State of New York for the County of New York or the Federal District Court for the Southern District of New York is an inconvenient forum.

         Each of Lend Lease Real Estate Investments, Inc. and Hyperion Capital Management, Inc. represents and warrants that:

                  (a) Organization and Standing of the Fund. The Fund is duly and validly organized and validly existing as a corporation under the laws of the State of Maryland, and has all requisite power and authority under the Articles of Incorporation, Bylaws, and such laws to enter into and carry out the terms of the Subscription Agreements, to conduct its business as described in the Articles of Incorporation and the Bylaws, each as amended, and the Private

307322.9
                                       -4-

Placement Memorandum and to issue and sell Fund Shares. The Fund is also duly and validly authorized to do business in the State of New York. There is no jurisdiction other than Maryland or New York in which the Fund must be formed or qualified to enable it to engage in the business in which it is or will be engaged.

                  (b) Investment Company Act. The Fund is duly and validly registered as a closed-end management investment company under the Investment Company Act of 1940, as amended.

                  (c) Compliance with Other Instruments, etc. The Fund is not in violation of any term of the Articles of Incorporation or Bylaws, each as amended, or the Subscription Agreements, and the Fund is not in violation of any term of any other mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to it. The execution and delivery of the Subscription Agreements do not result in the violation of, constitute a default under or conflict with any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to the Fund or result in the creation of any mortgage, lien, encumbrance or charge upon any of the properties or assets of the Fund.

                  (d) Governmental and Regulatory Approval. Neither the execution and delivery of the Subscription Agreements nor the offer, issuance or sale of the Fund Shares requires any consent, approval or authorization from, or filing, registration or qualification with, any Federal, state or local governmental or regulatory authority (including, without limitation, registration under the Securities Act) on the part of the Fund not heretofore obtained or made, except for: (i) compliance by the Fund with the filing requirements of any applicable state securities ("Blue Sky") laws; and (ii) compliance by the Fund with the filing requirements under Regulation D under the Securities Act.

                  (e) Litigation. There are no actions, proceedings or investigations pending or threatened (or any basis therefor known to the Fund) against the Fund, its adviser, Lend Lease Real Estate Investments, Inc. or Hyperion Capital Management, Inc. which would result in any material adverse change in the business, prospects, condition, affairs or operations of the Fund or in any material liability on the part of the Fund or the adviser.

                  (f) Disclosure. None of the Private Placement Memorandum, Statement of Additional Information or the Subscription Agreements contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they are or were made.

                  (g) Fund Liabilities. Except as set forth in the Private Placement Memorandum, the Fund has not engaged in any transactions (other than offering under the Private Placement Memorandum) and does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due

307322.9
                                       -5-

(other than liabilities and obligations arising out of the offering under the Private Placement Memorandum).

                  (h) Issuance of the Fund Shares. All action required to be taken by the Fund as a condition to the issuance and sale of the Shares purchased by the Investor has been taken, and such Shares are duly and validly issued, fully paid and nonassessable.

                  (i) Articles of Incorporation. The Articles of Incorporation, and any amendments thereto, have been duly filed for record with the Secretary of State of Maryland, and the Fund shall deliver complete and correct copies of such to the Investor immediately following the Closing.

                  (j) Side Letters. The Fund has provided the Investor with true, complete and correct copies of the form of all letters, agreements, undertakings, and other documents by and among the Fund, its adviser or any person acting with respect to either, on the one hand, and any Investor, on the other hand, relating to such Investor's purchase of Fund Shares or any terms, conditions, operations, obligations or other understandings affecting the Fund.

         3. The Investor understands and acknowledges the following: (a) the minimum Subscription Amount is $1 million; (b) the Fund must receive subscriptions acceptable to it in its sole discretion, in a minimum amount of $40 million (the "Minimum Amount") in order for the closing to occur; (c) the Closing for the offering is subject to the Fund's receipt of subscriptions for the Minimum Amount on or before June __, 2000 (the "Termination Date"); (d) subject to the receipt of subscriptions for the Minimum Amount, the Fund will either accept or reject subscriptions and at each Closing will countersign the Subscription Agreements for accepted subscriptions and provide duplicate copies of such agreements to the subscribers; and (e) if subscriptions for at least the Minimum Amount have been accepted prior to the Termination Date, the Closing shall be held with respect to the Shares sold. Thereafter, the remaining Shares will continue to be offered and sold and additional Closings may from time to time be conducted with respect to additional Shares sold, until the Termination Date.

         4. At the Closing, the Investor will pay to the Fund $__________ of its Subscription Amount. The Investor hereby agrees to make additional payments to the Fund thereafter, in accordance with and subject to the following terms, in the aggregate amount equal to $__________, as required by the Adviser to make additional investments in the Fund in accordance with the investment objectives and policies set forth in the Private Placement Memorandum and the SAI. All such payments will be made at such time and of such amounts as the Adviser requires in a written notice (the "Payment Notice") given to the Investor at the address or by telecopier at the telecopy number of the Investor set forth on the signature page of this Subscription Agreement at least five (5) days prior to the Payment Date specified in the Payment Notice. On the Payment Date specified on the Payment Notice, the Investor shall pay the amount so specified by wire transfer of immediately available funds to the bank account specified in the Payment Notice.


307322.9
                                       -6-

                  IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this _____ day of March, 2000.

Dollar Amount of Subscription Amount:  $___________________


                      ---------------------------------------------------------
                      Print Full Legal Name of Partnership, Corporation, Trust, Employee Benefit Plan or Other Entity (if applicable).


                      By
                         ------------------------------------------------------
                      (Signature of Authorized Signatory)

                      Name:----------------------------------------------------

                      Title:---------------------------------------------------

                      Address:-------------------------------------------------


                              -------------------------------------------------


                              -------------------------------------------------

                      Employer Identification
                      Number (if applicable):----------------------------------

                      Date and State of Incorporation or
                      Organization (if applicable):----------------------------

                      Date on which Taxable Year Ends:-------------------------

                      Telecopy Number:-----------------------------------------

ACCEPTED AS OF
THE DATE HEREOF:

Lend Lease Hyperion
High-Yield CMBS Fund, Inc.


By:-----------------------
Name:
Title:

307322.9
                                       -7-

                 LEND LEASE HYPERION HIGH-YIELD CMBS FUND, INC.

                        INVESTOR QUALIFICATION STATEMENT


                  The shares of common stock of Lend Lease Hyperion High-Yield CMBS Fund, Inc. (the "Fund") (such shares hereinafter referred to as "Fund Shares") are being offered to a limited number of qualified institutional accredited investors, without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on the private offering exemption pursuant to
Section 4(2) of the Act and Regulation D, and without registration under the securities laws of the states in which the Fund Shares are offered and sold in reliance on applicable state securities exemptions.

                  The information and representations provided in this Investor Qualification Statement will be used to determine whether the Investor is qualified to purchase the Fund Shares under Regulation D and applicable state securities laws and rules.

General Information

         1.       Full legal name of Investor:

                  -------------------------------------------------------------

                  -------------------------------------------------------------

         2.       Address of principal place of business:

                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

         3. Name, title, business address and telephone number of officer to whom all correspondence should be addressed:

                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------


307322.9
                                       -8-

         4.       Investor's federal tax identification number:

                  -------------------------------------------------------------


         5.       Date and state of incorporation:

                  -------------------------------------------------------------


         6.       Date on which taxable year ends:

                  -------------------------------------------------------------

                  -------------------------------------------------------------

         7.       Nature of Investor's business:

                  -------------------------------------------------------------

                  -------------------------------------------------------------


Accredited Institutional Investor Information
---------------------------------------------

Initial all appropriate spaces below to indicate the basis on which the undersigned qualifies as an accredited investor.

[  ]     The undersigned hereby certifies that it is a bank as defined in section 3(a)(2) of theSecurities Act of 1933.

[  ]     The undersigned hereby certifies that it is a savings and loan association or building and loan association, cooperative bank, homestead association, or similar institution, which is supervised and examined by state or federal authority having supervision over any such institution, whether acting in its individual or fiduciary capacity.

[  ]     The undersigned hereby certifies that it is a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934.

[  ]     The undersigned hereby certifies that it is an insurance company as defined in section 2(13) of the Securities Act.


307322.9
                                       -9-

[  ]     The undersigned hereby certifies that it is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act.

[  ]     The undersigned hereby certifies that it is a Small Business Investment
         Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

[  ]     The undersigned hereby certifies that it is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

[  ]     The undersigned hereby certifies that it is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons described as accredited investors herein.

[  ]     The undersigned hereby certifies that it is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

[  ]     The undersigned hereby certifies that it is an organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.


Additional Representations and Warranties
-----------------------------------------

                  The Investor makes the following additional representations and warranties:

                  1. The Investor, if a corporation, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated.

                  2. The Investor, if a corporation, has the corporate power and authority to carry on the business in which it is engaged and to purchase the Fund Shares.

                  3. The undersigned, if executing this Subscription Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing partnership, trust, corporation, or other entity for whom the undersigned is executing this Subscription Agreement,

307322.9
                                      -10-
and such partnership, trust, corporation, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Fund.

                  4. The execution and delivery of the Subscription Agreement, the Investor Qualification Statement, and all other documents and agreements relating to an investment by the Investor in the Fund have been duly authorized by all necessary corporate action and constitute the legal, valid and binding obligations of the Investor enforceable in accordance with their terms.

                  5. The execution and delivery of the Subscription Agreement, the Investor Qualification Statement, and all other documents and agreements relating to an investment by the Investor in the Fund do not, and the performance of the terms thereof will not, contravene any provision of existing law or regulations, or of the charter or bylaws of the Investor, and will not conflict with or result in any breach of the terms, conditions or provisions of, or constitute a default under, or result in or permit the creation or imposition of any lien, charge or encumbrance upon any of the properties of the Investor pursuant to, any indenture, mortgage or other agreement or instrument or any judgment, decree, order or decision to which the Investor is a party or by which it is bound.

                  6. Under existing law, no approval, authorization, license, permit or other action by or filing with, any Federal, state, municipal or other governmental commission, board or agency is required on the part of the Investor in connection with the execution and delivery by the Investor of the Subscription Agreement, the Investor Qualification Statement, or any other documents or agreements relating to an investment by the Investor in the Fund, or the consummation of the transactions contemplated thereby.

                  7. The Investor, by execution of the Investor Qualification Statement, hereby certifies that the information, representations and warranties provided by it hereunder are true, accurate and correct.

307322.9
                                      -11-

                  IN WITNESS WHEREOF, the undersigned has executed this Investor Qualification Statement this _____ day of March, 2000.

Dollar Amount of Subscription Amount: $______________



                      ---------------------------------------------------------
                      Print Full Legal Name of Partnership, Corporation, Trust, Employee Benefit Plan or Other Entity (if applicable).


                      By-------------------------------------------------------
                        (Signature of Authorized Signatory)

                      Name:----------------------------------------------------

                      Title:---------------------------------------------------

                      Address:-------------------------------------------------

                              -------------------------------------------------

                              -------------------------------------------------

                      Employer Identification
                      Number (if applicable):----------------------------------


                      Date and State of Incorporation or
                      Organization (if applicable):----------------------------


                      Date on which Taxable Year Ends:-------------------------


ACCEPTED AS OF
THE DATE HEREOF:

Lend Lease Hyperion
High-Yield CMBS Fund, Inc.


By:-----------------------
Name:
Title:

307322.9
                                      -12-

                                                                           A-3
HYPERION CAPITAL MANAGEMENT, INC.
TRADE PAYMENT AUTHORIZATION FORM

FUND:  Lend Lease Hyperion High-Yield CMBS Fund, Inc.


Tax ID/Shareholder
Account Number
Shareholder Name
Shareholder Address


Trade Date                                      Trade Price
Trade Type:                                     Purchase --- Redemption ---

Trade Amount (Dollars)



WIRE INSTRUCTIONS:
Purchase Wire Information:                      Redemption Wire Instructions:
                                                Special Instructions Yes__ No__
State Street Bank & Trust Co.                   ABA No.----------------------
Boston, Massachusetts 02101                     Bank-------------------------
Attn:  Mutual Funds Division                     ----------------------------
ABA No. 011 000 028
                                                BNF=-------------------------
BNF=LEND LEASE HYPERION HIGH-                    ----------------------------
YIELD CMBS FUND, INC.
A/C=7L16                                        OBI=-------------------------

OBI=Lend Lease Hyperion                          ----------------------------
High-Yield CMBS Fund Inc./Shareholder

Name/Shareholder Account #                       ----------------------------



Authorized Signature ----------------------------------------------------------

*United States Internal Revenue Form W-9 for clients with tax identification numbers, or Form W-8 for non-residents aliens, must accompany the application or initial purchases. Failure to provide completed forms to the Transfer Agent WILL result in backup withholding tax being deducted from any distributions.

307322.9
                                      -13-



          The cross-reference sheet is incorporated by reference to the Cross-Reference Sheet to the Registration Statement on Form N-2 dated September 22, 1995.


                           PART C - OTHER INFORMATION


Item 24.          Financial Statements and Exhibits.


         (1)      (a)  Statement of Assets and Liabilities
                  (b)  Statement of Operations as of February 29, 2000.


         (2)      Exhibits

                  (a) Articles of Incorporation, as amended, of the Registrant. (Articles of Incorporation filed as Exhibit 1 to Registration Statement on Form N-2 dated September 22, 1995 and incorporated herein by reference.)

                  (b) By-Laws, as amended, of the Registrant. (By-Laws filed as Exhibit 2 to Registration Statement on Form N-2 dated September 22, 1995 and incorporated herein by reference.)

                  (c)        Not applicable.

                  (d)        Not applicable.

                  (e)        Not applicable.

                  (f)        Not applicable.

                  (g) Investment Management Contract between the Registrant and Lend Lease Hyperion Capital Advisors, L.L.C.


                  (h) Distribution Agreement between the Registrant and Lend Lease Capital Markets Inc.


                  (i)        Not applicable.


                  1(j) Custodian Contract and Transfer Agent and Registrar Services Fee Agreement between the Registrant and State Street Bank and Trust Company.

                  (j.1) Amendment to Custodian Contract, Transfer Agency and Stock Transfer Services Agreement, dated as of March 13, 2000, and Domestic Custody and Accounting Fee Schedule between the Registrant and State Street Bank and Trust Company.


                  (k) Administrative Services Agreement between the Registrant and Lend Lease Hyperion Capital Advisors, L.L.C.


                  (l)        Opinion of Battle Fowler L.L.P.


--------
(1) Filed as an Exhibit to the Registration Statement of Registrant on September 22, 1995 and incorporated herein by reference.

928132.6

                  (m) Written assurance of Lend Lease Hyperion Capital Advisors, L.L.C. that its purchase of shares of the registrant was for investment purposes without any present intention of redeeming or reselling.

                  (n)        Not applicable.

                  (o)        Not applicable.

                  (p)        Not applicable.

                  (q)        Not applicable.


                  (r) Code of Ethics of the Registrant and Lend Lease Hyperion Capital Advisors, L.L.C.



Item 25.          Marketing Arrangements.

                  Not applicable.

Item 26.          Other Expense of Issuance and Distribution.

          The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this Registration Statement:


                  Securities and Exchange Commission fee..........$  1,000.00
                  Accountants' fees and expenses..................     -0-
                  Blue Sky fees and expenses......................     -0-
                  Cost of Stock Certificates......................     -0-
                  Printing........................................   5,000.00
                  Marketing expenses..............................      -0-
                  Legal fees and expenses.........................  70,000.00
                  Miscellaneous...................................   9,000.00
                                                                   ----------
                  Total.......................................... $ 85,000.00



Item 27.          Persons controlled by or Under Common Control with Registrant.

                        None.


Item 28.          Number of Holders of Securities.


                                                   Number of Record Holders
               Title of Class                      as of February 29, 2000
               ---------------                     -----------------------

               Shares of Common Stock                           1


Item 29.       Indemnification.

                        In accordance with Section 2-418 of the General
               Corporation Law of the State of Maryland, Article NINTH of the Registrant's Articles of Incorporation provides as follows:


928132.6

                        "NINTH: (1) The Corporation shall indemnify (i) its
               currently acting and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the fullest extent permitted by law, and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors or the By-Laws and as permitted by law. Nothing contained herein shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

               (2) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, and the Investment Company Act of 1940, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages; provided, however, that nothing herein shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal."


               In Section 7 of the Distribution Agreement relating to the securities being offered hereby, the Registrant agrees to indemnify Lend Lease Hyperion High-Yield CMBS Fund, Inc. and any person who controls Lend Lease Hyperion High-Yield CMBS Fund, Inc., within the meaning of the Securities Act of 1933, against certain types of civil liabilities arising in connection with the Registration Statement or Prospectus.


                        Insofar as indemnification for liabilities arising under
               the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than

928132.6
               a payment by the Registrant of expenses incurred or paid by a director, officer or the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        Insofar as the Investment Company Act of 1940 may be
               concerned, in the event that a claim for indemnification is asserted by a director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will not make such indemnification unless (i) the Registrant has submitted, before a court or other body, the question of whether the person to be indemnified was liable by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties, and has obtained a final decision on the merits that such person was not liable by reason of such conduct or (ii) in the absence of such decision, the Registrant shall have obtained a reasonable determination, based upon a review of the facts, that such person was not liable by virtue of such conduct, by (a) the vote of a majority of directors who are neither interested persons as such term is defined in the Investment Company Act of 1940, nor parties to the proceeding or
               (b) an independent legal counsel in a written opinion.

                        The Registrant will not advance attorneys' fees or other
               expenses incurred by the person to be indemnified unless the Registrant shall have (i) received an undertaking by or on behalf of such person to repay the advance unless it is ultimately determined that such person is entitled to indemnification and one of the following conditions shall have occurred: (x) such person shall provide security for his undertaking, (y) the Registrant shall be insured against losses arising by reason of any lawful advances or (z) a majority of the disinterested, non-party directors of the Registrant, or an independent legal counsel in a written opinion, shall have determined that based on a review of readily available facts there is reason to believe that such person ultimately will be found entitled to indemnification.

Item 30.       Business and Other Connections of Investment Adviser.

               The description of the Lend Lease Hyperion Capital Advisors, L.L.C. under the caption "Management of the Fund" in the Prospectus and "Management and Investment Management Contract" in the Statement of Additional Information constituting parts A and B, respectively, of the Registration Statement are incorporated herein by reference.

               Registrant's investment adviser, Lend Lease Hyperion Capital Advisors, L.L.C., is a registered investment adviser. Lend Lease Hyperion Capital Advisors, L.L.C.'s investment advisory clients include Lend Lease Hyperion Mortgage Opportunity Fund, Inc., a registered investment company whose address is One Liberty Plaza, New York, New York 10006, which invest principally in commercial mortgage-backed securities.


928132.6

Item 31.       Location of Accounts and Records.

               Accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are maintained in the physical possession of Registrant at Lend Lease Hyperion Capital Advisors, L.L.C., One Liberty Plaza, New York, New York 10006 the Registrant's Manager; State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, the Registrant's transfer agent, custodian and accounting agent.

Item 32.       Management Services.

               Not applicable.

Item 33.       Undertakings.

               Not applicable.


928132.6

                                   SIGNATURES


          Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, the 9th day of March, 2000.



                                            LEND LEASE HYPERION HIGH-YIELD
                                            CMBS FUND, INC.



                                            By:     /S/ JOSEPH TROPEANO
                                               ------------------------
                                            Name: Joseph Tropeano



928132.6

                                  Exhibit Index

       (a)            Articles of Incorporation, as amended, of the Registrant.

       (b)            By-Laws, as amended, of the Registrant.

       (c)            Not applicable.

       (d)            Not applicable.

       (e)            Not applicable.

       (f)            Not applicable.

       (g) Investment Management Contract between the Registrant and Lend Lease Hyperion Capital Advisors, L.L.C.


       (h) Distribution Agreement between the Registrant and Lend Lease Capital Markets Inc.


       (i)            Not applicable.


       1(j) Custodian Contract and Transfer Agent and Registrar Services Fee Agreement between the Registrant and State Street Bank and Trust Company.

       (j.1) Amendment to Custodian Contract, Transfer Agency and Stock Transfer Services Agreement, dated as of March 13, 2000, and Domestic Custody and Accounting Fee Schedule between the Registrant and State Street Bank and Trust Company.


       (k) Administrative Services Agreement between the Registrant and Lend Lease Hyperion Capital Advisors, L.L.C.


       (l)            Opinion of Battle Fowler L.L.P.


       (m) Written assurance of Lend Lease Hyperion Capital Advisors, L.L.C. that its purchase of shares of the registrant was for investment purposes without any present intention of redeeming or reselling.

       (n)            Not applicable.

       (o)            Not applicable.

       (p)            Not applicable.

       (q)            Not applicable.


       (r) Code of Ethics of the Registrant and Lend Lease Hyperion Capital Advisors, L.L.C


--------
(1) Filed as an Exhibit to the Registration Statement of Registrant on September 22, 1995 and incorporated herein by reference.


928132.6